UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2007

KeyOn Communications Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-127259	74-3130469
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska	68164
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 998-4000

Grant Enterprises, Inc. 233 Wilshire Boulevard, Suite 960 Santa Monica, California 90401
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

KEYON COMMUNICATIONS HOLDINGS, INC.

i

Item 1.01 Entry into a Material Definitive Agreement

The Merger

On August 9, 2007, Grant Enterprises, Inc., a Delaware corporation (“Grant”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) by and among Grant, KeyOn Communications Inc., a privately held Nevada corporation (“KeyOn”), and KeyOn Acquisition Corp., a newly formed, wholly-owned Delaware subsidiary of Grant (“Acquisition Sub”). Upon closing of the merger transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged with and into KeyOn, and KeyOn, as the surviving corporation, became a wholly-owned subsidiary of Grant.

For a description of the terms of the Merger Agreement and the Merger, see the descriptions thereof in Item 2.01 below, which disclosure is incorporated herein by reference.

Prior to the announcement by Grant relating to the possibility of entering into the Merger, there were no material relationships between Grant or KeyOn, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors.

Item 2.01 Completion of Acquisition or Disposition of Assets

Merger

The Merger. On August 9, 2007, Grant entered into the Merger Agreement with KeyOn and Acquisition Sub. Upon closing of the Merger on August 9, 2007, Acquisition Sub was merged with and into KeyOn, and KeyOn became a wholly-owned subsidiary of Grant.

Pursuant to the terms and conditions of the Merger Agreement:

•
At the closing of the Merger, each share of KeyOn’s common stock issued and outstanding immediately prior to the closing of the Merger was converted into the right to receive 60.44288 shares of Grant’s common stock, and each option and warrant to purchase KeyOn’s common stock was exchanged on the same basis into, respectively, an option or warrant to purchase Grant’s common stock. An aggregate of 13,300,000 shares of Grant’s common stock were issued to the holders of KeyOn’s common stock, and an aggregate of 1,225,661 and 700,907 shares of Grant’s common stock were reserved for issuance under newly issued options and warrants of Grant, respectively.

•
Immediately following the closing of the Merger, under the terms of an Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, Grant transferred all of its pre-Merger assets and liabilities to its wholly-owned subsidiary, Grant Enterprises, LLC, a Delaware limited liability company. Thereafter, pursuant to a Split-Off Agreement, Grant transferred all of the outstanding capital stock of Grant Enterprises, LLC, Grant’s operating subsidiary, to each of Richard S. Carrigan, Aileen D. Carrigan and Patrick E. Carrigan, formerly Grant’s majority stockholders, in exchange for cancellation of 4,675,000 shares of Grant’s common stock held by such stockholders (the “Split-Off”), which left 1,800,000 shares of Grant’s common stock held by existing stockholders of Grant. These shares constituted the part of Grant’s “public float” prior to the Merger that will continue to represent the shares of Grant’s common stock eligible for resale without further registration by the holders thereof, until such time as the applicability of Rule 144 or other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), permits additional sales of issued shares, or a further registration statement has been declared effective.

•
In connection with the closing of the Merger, Grant issued 1,103,500 units in a private placement (the “Private Placement”), consisting of an aggregate of 1,103,500 shares of Grant’s common stock and five-year warrants to purchase an aggregate of an additional 551,750 shares of Grant’s common stock at an initial exercise price of $3.35 per share, at $2.00 per unit.

•
Upon the closing of the Merger, Richard S. Carrigan, the then sole member of the Board of Directors of Grant, resigned and simultaneously therewith a new Board of Directors was appointed. The new Board of Directors consists of the seven current members of the Board of Directors of KeyOn (Jonathan Snyder, Jerome Snyder, A. Robert Handell, R.C. Mark Baker, Jeffrey Scott Rice, Barry Becker and Michael Saltman).

•	Each of Grant, KeyOn and Acquisition Sub provided customary representations and warranties, pre-closing covenants and closing conditions in the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Following (i) the closing of the Merger, (ii) the closing of the Private Placement for $2,207,000, (iii) Grant’s cancellation of 4,675,000 shares in the Split-Off and (iv) taking into account a 0.925-for-one reverse stock split of the Grant shares that took place on July 27, 2007, there were 16,203,500 shares of Grant’s common stock issued and outstanding. Approximately 82.1% of such issued and outstanding shares were held by the former stockholders of KeyOn, approximately 6.8% were held by the investors in the Private Placement and approximately 11.1% were held by the pre-Merger stockholders of Grant.

In connection with the Merger, each holder of options and warrants to purchase KeyOn common stock exchanged such KeyOn options and warrants for options and warrants to purchase shares of Grant common stock. Specifically, at the time of the Merger, KeyOn had outstanding stock options and warrants to purchase an aggregate of 20,278 and 11,596 shares of its common stock, respectively, which outstanding options and warrants were exchanged for stock options and warrants to purchase an aggregate of 1,225,661 and 700,907 shares of Grant’s common stock, respectively. Neither Grant nor KeyOn had any other options or warrants to purchase shares of capital stock outstanding immediately prior to the closing of the Merger. Grant has adopted an equity incentive plan and reserved 2,250,000 shares for issuance as incentive awards to officers, directors, employees and other qualified persons in the future. At the closing of the Merger, in addition to the 1,225,661 options issued in exchange for KeyOn options as discussed above, Grant issued options to purchase an aggregate of 300,000 shares of Grant’s common stock under such plan to Jonathan Snyder, A. Robert Handell and Jason Lazar.

The shares of Grant’s common stock issued to former holders of KeyOn’s capital stock in connection with the Merger, and the shares of Grant’s common stock and warrants issued in the Private Placement, were not registered under the Securities Act in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated under that section, which exempt transactions by an issuer not involving any public offering. These securities may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. Certificates representing these shares contain a legend stating the same.

As of the date of the Merger Agreement and currently, there are no material relationships between Grant or any of its affiliates and KeyOn, other than in respect of the Merger Agreement.

Changes Resulting from the Merger. Grant intends to carry on KeyOn’s business as its sole line of business. Grant has relocated its executive offices to 11742 Stonegate Circle, Omaha, Nebraska 68164 and its telephone number is (402) 998-4000.

The Merger and its related transactions were approved by the holders of a requisite number of shares of KeyOn’s capital stock pursuant to written consents dated as of July 27, 2007. Under Nevada corporate law, KeyOn’s stockholders who did not vote in favor of the Merger may demand in writing, pursuant to the exercise of their appraisal rights, that KeyOn pay them the fair value of their shares. Determination of fair value is based on all relevant factors, except for any appreciation or depreciation resulting from the anticipation or accomplishment of the Merger. As of August 9, 2007, no holders of shares of KeyOn’s common stock had indicated their intention to seek appraisal of their shares.

Changes to the Board of Directors and Officers. Upon closing of the Merger, the then sole officer and director of Grant resigned and was replaced by new officers and directors. Immediately following the closing of the Merger, Grant’s Board of Directors was reconstituted with Jonathan Snyder, Jerome Snyder, A. Robert Handell, R.C. Mark Baker, Jeffrey Scott Rice, Barry Becker and Michael Saltman, the directors of KeyOn immediately prior to the Merger. Following the Merger, Grant’s officers consisted of the officers of KeyOn immediately prior to the Merger.

All directors hold office for one-year terms until the election and qualification of their successors. Officers are elected by the Board of Directors and serve at the discretion of the board.

Accounting Treatment. The Merger is being accounted for as a reverse acquisition and recapitalization of KeyOn for financial accounting purposes. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Merger will be those of KeyOn and will be recorded at the historical cost basis of KeyOn, and the consolidated financial statements after completion of the Merger will include the assets and liabilities of Grant and KeyOn, historical operations of KeyOn and operations of Grant from the closing date of the Merger.

Tax Treatment; Small Business Issuer. The transfer of Grant’s assets and liabilities to Grant Enterprises, LLC, coupled with the Split-Off of Grant Enterprises, LLC, will result in taxable income to Grant in an amount equal to the difference between the fair market value of the assets transferred and Grant’s tax basis in the assets. Any gain recognized, to the extent not offset by Grant’s net operating losses carry-forwards, if any, will be subject to federal income tax at regular corporate income tax rates.

Grant will continue to be a “small business issuer,” as defined under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the Merger.

Description of Our Company

Grant was incorporated under the laws of the State of Delaware on September 9, 2004 in order to serve as a public holding company of Grant Enterprises, LLC, a distributor of Kinjoy Massage Chairs in Michigan, Mississippi, Nevada and New Jersey. Immediately following the Merger, the existing assets and liabilities of Grant were disposed of pursuant to the Split-Off.

KeyOn provides wireless broadband Internet connectivity to residential and business subscribers primarily in the Midwest and western United States utilizing high-speed wireless data networks.

After the Merger, Grant succeeded to the business of KeyOn as its sole line of business.

Description of Our Business

As used in this Current Report on Form 8-K, all references to the “Company,” “we,” “our” and “us” for periods prior to the closing of the Merger refer to KeyOn, and for periods subsequent to the closing of the Merger refer to Grant and its subsidiaries.

Company Background

KeyOn was incorporated in the State of Nevada on December 16, 2004, but has been conducting business since February 2002 as a Nevada-based limited liability company known as KeyOn Communications, LLC. Our offices are located at 11742 Stonegate Circle, Omaha, Nebraska 68164 and our phone number is (402) 998-4000.

Company Overview

We provide wireless broadband services to “smaller” or “secondary” (generally less than 250,000 in population) rural and underserved markets. We currently offer our broadband services along with voice-over-Internet Protocol (“VoIP”) to approximately 14,000 residential and business subscribers. Our market footprint spans 45,000 square miles and covers nearly 1,000,000 households and small businesses in eleven (11) Western and Midwestern states: Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Nebraska, Nevada, Ohio, South Dakota and Texas.

Our wireless broadband Internet services are offered to both residential and business customers utilizing fixed wireless technology. This approach allows us to cover a geographic market for a fraction of the cost of providing terrestrial-based broadband technologies such as through cable modems or Digital Subscriber Lines (“DSL”). As a result of these savings, we are able to deliver broadband services at competitive prices to communities that are either ignored or underserved by traditional broadband providers.

We intend to grow our business through strategic acquisitions of wireless broadband companies that complement our market footprint, the deployment of next generation networking technology including “Worldwide Interoperability for Microwave Access”, or WiMAX, and the bundling of additional services such as VoIP, nomadic or mobile data and video. We also intend to organically grow our subscriber base across our existing and acquired markets.

Since launching our wireless broadband service in 2003, we have successfully grown our subscriber base. At the end of May 2007, we had 13,863 total data and VoIP subscribers, up from 996 at the end of 2003, a compound annualized growth rate (“CAGR”) of approximately 121%. In terms of both subscribers and revenue, we believe KeyOn is now the second largest wireless broadband company in the United States.1

Rural Market Opportunity

We operate primarily in markets outside of the top 150 Metropolitan Service Areas (“MSAs”) with populations up to 250,000. We believe there is limited competition from incumbent landline providers of broadband services in these markets, creating a significant market opportunity. In 2006, while broadband penetration in urban and suburban markets reached levels of 44% and 46%, respectively, rural market penetration lagged the rest of the country. In rural markets, only 25% of households had broadband connections.2

Subscriber Growth Through Acquisitions

To date, we have completed 3 acquisitions and are actively seeking merger partners that will help position us as the primary consolidator of wireless broadband companies across the United States, beginning principally in the West and Midwest. We believe we can create a highly profitable and valuable telecommunications company by continuing to aggressively acquire companies allowing us to take advantage of growing subscriber and operations scale.

We believe that the size of our subscriber base coupled with our scalable operating support systems, or OSS, enables us to achieve economies of scale, causing our acquisitions to become accretive on an operating basis shortly after closing. As a result, we believe that such targeted companies have the potential to experience enhanced valuations post-acquisition. In addition, most targeted companies are capital constrained and unable to maintain consistent sales growth which creates opportunities for incremental subscriber and revenue growth under our ownership.

WiMAX Deployments

Our broadband service today is provided over primarily unlicensed spectrum in the 2.4 GHz band. We are in the process of introducing new network technologies, such as WiMAX, into our markets. WiMAX is an international network technology standard that provides efficient use of spectrum, interoperability of manufacturers’ equipment, high-bandwidth throughput and self-installation by end users. The WiMAX market opportunity for service revenue is expected to increase from $322 million in 2006 to approximately $26 billion by 2012, a CAGR of approximately 108%.3  Global WiMAX subscribers totaled 950,000 in 2006 and is projected to surpass 54 million in 2012.4

1 Industry researcher Broadband Wireless Exchange.

2 Pew Internet & American Life Project, Home Broadband Adoption 2006.

3 Maravedis Telecom Market Research and Analysis, June 20, 2007. Annual revenue determined by multiplying the reported WiMAX average revenue per user (ARPU) by the projected number of subscribers. This monthly revenue figure was then multiplied by 12.

4 Senza Fili Consulting, June 19, 2007.

We are pursuing the purchase of and partnership for licensed spectrum in and around our markets for the deployment of next-generation data services. By using WiMAX and other licensed protocols within our more densely populated markets, we expect to create a differentiated service offering, including nomadic and mobile data and video services, from the incumbent telephone and cable companies. In 2008, we are planning to roll-out markets based on the WiMAX standard on a selective basis.

Broadband Internet Access Industry

Internet use has become bifurcated between dial-up access users, who use standard telephone lines with service speeds of 56 kbps or less, and broadband Internet access users. Broadband Internet access, which the Federal Communications Commission defines as service speed greater than 200 kbps in at least one direction, has dramatically changed the way people use the Internet. With broadband, the functionality of the Internet has been significantly expanded to include wider entertainment choices (streaming audio, downloadable music and video), greater business applications (VoIP, video conferencing) and wider accessibility to information through Internet search. According to IDC’s 2006-2010 U.S. Broadband Services Forecast (September 2006), the United States residential broadband market is expected to grow at a CAGR of 14.3% between 2006 and 2010.

As of March 2006, there were approximately 84 million households in the United States that had broadband access to the Internet at home, a penetration rate of approximately 42%. This figure is up from 60 million households as of March 2005 (a 30% penetration rate), and represents an increase of 40% in one year. Some of the largest increases in penetration were seen in market segments that traditionally had low penetration rates, such as those with household incomes between $30,000 and $50,000, those who had not completed high school and those older than 65. We believe that these growth statistics indicate that Internet use generally, and broadband specifically is being considered a necessity rather than a luxury. However, an estimated 34.1 million households, or 31% of all United States households, accessed the Internet via a dial-up or other narrowband connection, while an estimated 36.6 million households, or 33% of all United States households, had no Internet connectivity at all.5

5 IDC’s 2006-2010 U.S. Broadband Services Forecast (September 2006).

Within the United States, rural areas have an overall lower Internet penetration rate, and substantially less access to broadband Internet than the more densely populated urban and suburban areas. Although broadband adoption has experienced healthy growth in the past year, broadband penetration rates in rural markets, trail the rest of the country. While urban and suburban markets have reached broadband penetration rates of 44% and 46%, respectively, rural market penetration totals only 25%. Notably, overall Internet use in rural markets, regardless of the mode of connectivity, lagged the rest of the country by a much smaller gap, 8 percentage points (a 62% to 70% margin).6 This substantially lower penetration rate of broadband Internet, giving rise to the term “Digital Divide”, we believe demonstrates that most rural households still utilize analog dial-up connections for Internet access. As a result, there is a significant market opportunity that we seek to address and one that is not currently being met by incumbent terrestrial providers.

We believe that the lower broadband Internet penetration rate in rural versus urban and suburban areas is driven primarily by the technical limitations and high cost of providing broadband Internet over terrestrial-based networks in less densely populated areas. DSL service suffers from distance limitations in less populated areas, and DSL equipment and cable plant upgrades both involve significant upfront capital to deploy that is rarely justified in less densely populated rural markets. This has generally discouraged broadband Internet deployments and has caused incumbent phone and cable companies to maintain high broadband Internet service prices in the small and rural markets where they do offer these services. Where broadband Internet has been deployed, rural areas exhibit rapid growth in home broadband uptake and in the past two years the gap between rural and non-rural in home broadband Internet adoption, though still substantial, has narrowed.

Wireless Broadband Internet

Wireless broadband Internet systems consist of a radio transmitter that sends a signal on a combination of radio channels to receivers located at homes and businesses. Fixed, point-to-multipoint wireless networks can cover wide geographic areas efficiently, providing the first available broadband Internet service, or the first competitive service, in many communities. Fixed wireless broadband Internet networks can be roughly categorized based upon which wireless technology they utilize (proprietary, 802.11-based or 802.16-based, also known as “WiMAX”) and whether they utilize licensed or license-exempt spectrum.

The wireless broadband Internet sector has begun a new stage of growth, fueled primarily by technology improvements and increased consumer demand for broadband Internet access. Demand for broadband Internet has increased sharply due to new applications, a broader base of equipment vendors and software providers manufacturing mass-produced standards-based equipment, and the use of the more practical 2 and 5 GHz spectrum, which has led to the current strong resurgence in the fixed broadband Internet wireless sector.

In addition to growing broadband demand, there has also been the rapid growth of mobile products such as notebook computers and other handheld devices such as personal digital assistants (“PDAs”). As purchases of laptops and other portable data devices continue to grow, consumers will increasingly look for more efficient and effective ways to access the Internet on those devices.

Company Strategy

Our goal is to build profits and increase shareholder value by acquiring wireless broadband companies that complement our market footprint, deploying next generation WiMAX networks and bundling additional products and services to our growing customer base. We believe that our subscriber base is a valuable strategic asset, and that achieving meaningful growth in our subscriber base will allow us to both increase revenues by marketing additional products and services to our subscribers and drive operating costs down by leveraging economies of scale. The key elements of our strategy are:

6 Pew Internet & American Life Project, Home Broadband Adoption 2006

Rapidly Grow our Subscriber Base Through Acquisitions: We believe we are one of the only consolidators in the wireless broadband industry with a focus on rural and underserved markets. This industry is highly fragmented, marked by thousands of companies with 300-5,000 subscribers, many of which are small or family-run and generally operate with nominal profit margins. The fragmented nature of the rural market combined with the lack of able buyers allows us to acquire companies at a discount to our internal valuation of these businesses under our ownership. Due to the growing economies of scale that result from an increasing subscriber base with marginal increases to fixed costs, we are able to operate these businesses profitably with higher implied valuations, creating a valuation spread.

We consistently evaluate companies that we view as favorable acquisition targets. Targets that we consider attractive typically have fewer than 10,000 subscribers and have positive to neutral Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”). Based upon our experience, we believe we will be able to lower operating expenses of these companies by leveraging economies of scale that can be achieved through centralized management, our OSS and greater purchasing power. In addition to lowering operating expenses, we anticipate that each of our acquisitions can produce revenue and subscriber growth, further expanding EBITDA margins. Based on our past growth trends, we also believe we will be able to increase sales of our acquired businesses by fostering awareness through incremental marketing expenditures and leveraging our existing sales channels.

Advanced Data Services: The intersection of two growth trends - broadband penetration and the proliferation of mobile devices - can create additional revenue growth opportunities. We anticipate that we will be able to increase revenues and market penetration by providing a mobile and nomadic broadband Internet service using WiMAX technology in the more densely populated markets we serve. A nomadic or mobile product creates a differentiated service offering compared to the incumbent telephone and cable companies and allows for significant revenue growth while mitigating potential increased competition. With the certification of network standards (802.16e-2006) and profiles to standards, network equipment costs should continue to decrease. The resulting interoperability of hardware will not only accelerate downward pricing but will also afford service providers greater vendor selection. Finally, due to our existing, low-cost fixed wireless networks and growing subscriber base, we expect to be able to leverage our cash flows from those networks to build our WiMAX networks, potentially mitigating the risks associated with a WiMAX-only build-out model.

Emphasize Bundled and Additional Services: We intend to increase our average revenue per user and improve subscriber retention by offering value-added services to our subscribers. For instance, our VoIP service is expected to be re-launched to our subscriber base both as a bundled and standalone offering during the fourth quarter of 2007. We currently outsource the VoIP network backbone and related IP-based back-office functions to a third-party network provider. Other value-added services designed to increase the revenue we generate from each subscriber and to provide a more attractive product offering to prospective subscribers may include Internet video and music services, WiFi hotspots, security and SPAM-blocking services. We will also continue to work with our local satellite partners to offer video services in conjunction with our broadband and VoIP services.

Leverage Existing Network to Continue Organic Growth: In the markets we serve, there is a combined target market of approximately 1,000,000 homes and small businesses that represent potential subscribers. Our strategy for growth is based on a multi-pronged sales and marketing strategy. We believe the quality of our service offerings, coupled with our competitive prices and continued marketing efforts, will allow us to capture a meaningful penetration of our market footprint. Our direct marketing, subscriber referral and indirect distribution programs including satellite television providers have resulted in cost-effective market share growth.

In order to carry out an aggressive execution of our business plan, including, without limitation, the consummation of future acquisitions and the exploitation of new technologies, we would need to raise additional capital in the near future. We may seek to raise such growth capital through either debt or equity financing. No assurance can be given that we will be successful in securing such financing on reasonable terms or at all.

Competition

The market for broadband Internet services is highly competitive. In the markets in which we compete, we face competition primarily from cable operators who offer broadband over cable networks, incumbent local exchange carriers (ILEC) who offer DSL, satellite and wireless broadband service providers (WISP), and mobile cellular operators. We compete with these companies on the basis of availability, price, speed and portability of the services. Our competitors include the following.

Incumbent Local Exchange Carrier and Cable Companies

We face competition from the incumbent local exchange carrier (ILEC) in the small markets in the Midwest and West. In particular, we generally face competition from companies such as Qwest Communications International Inc., AT&T Inc. and smaller regional or local phone companies. If the market has a significant population density (35,000 - 50,000+), the larger ILECs have usually deployed DSL in the one central office (CO) in the market. DSL deployments by smaller regional and local phone companies vary; however, we believe that they are restricted by DSL’s distance limitations.

Cable operators typically deploy a hybrid fiber-COAX (HFC) in order to offer broadband via a cable modem service. In markets with a population of 35,000-50,000 or more, cable modem service is available to most households, with somewhat less availability to businesses. In these markets, we compete against large cable providers such as Cox Communications, Inc. and smaller, regional cable providers, such as Cable One, Inc. and Bresnan Communications, LLC.

Wireless Broadband Service Providers

We also face competition from other wireless broadband service providers that use unlicensed or licensed spectrum. For example, there may be a locally owned “mom & pop” wireless broadband operator present in the market offering local services. We believe these operators lack the operating scale and thus are marked with significantly higher prices or inefficient operations.

Wireless broadband competition may also come from local governments, universities, and municipalities who provide “WiFi” networks over unlicensed spectrum. These services are occasionally characterized as public-private partnerships and may be partially subsidized. In some cases, they are offered to subscribers at no cost at all.

In addition, Sprint Nextel Corporation, which holds 2.5GHz licenses throughout the United States, has announced plans to invest $3 billion in building out a nationwide WiMAX-based network. Sprint has committed to covering 100 million pops across 19 cities by the end of 2008. Clearwire Corporation also offers wireless high speed Internet access utilizing WiMAX-based technology in over thirty markets in the United States. On July 20, 2007, these companies decided to partner for the construction of a mobile WiMAX network. Rather than each company attempting to build-out on its own networks, under the terms of the announced partnership, Sprint will build a portion of the network covering 75% of the people located in the 50 largest markets and Clearwire will focus on areas covering approximately 115 million people. While formal agreements have not been executed, we believe that this partnership underscores the significant market opportunity available to KeyOn in serving underserved and rural markets.

Satellite

Satellite providers such as WildBlue Communications, Inc. and Hughes Network Systems, LLC also offer broadband data services in rural and underserved markets. Although satellite has the capability to serve a large geographic area, the service levels can be impaired by the distance the signal travels to and from the satellite. Communication delays, or latency, can significantly inhibit satellite providers’ ability to offer advanced services, such as VoIP and online gaming.

Cellular and PCS Services

Many of the major mobile wireless carriers offer higher data rate access plans, but these plans are either restricted to larger urban and suburban markets or the actual data transfer rate can be significantly less than our fixed broadband services. We believe that these nationwide players will continue to focus on larger metropolitan markets.

Other

We believe other emerging technologies may also seek to enter the broadband services market. For example, power and distribution companies have attempted to provide broadband services over their existing power lines with varying levels of success. While there are only a few commercial deployments of this technology, broadband over power lines may prove to be a means of providing competitive services in our target markets.

Competitive Strengths

We have established ourselves in the wireless broadband Internet industry through a demonstrated track record of acquiring and integrating acquisitions and organically growing our subscriber base. We have achieved our position due to the following competitive strengths.

Cash Flow Strengthened by Accretive Acquisitions: We believe that our large and growing subscriber base combined with our proprietary OSS allows for a material reduction of operating expenses in the areas of Internet bandwidth, headcount and overhead. As a result, these acquisitions are typically accretive on an operating basis as we can quickly expand EBITDA margins under our ownership. In addition, our acquisition candidates are typically capital constrained, have minimal marketing dollars resulting in slow or no subscriber growth and networks with significant underutilized capacity. The introduction of our proven marketing initiatives can quickly increase the rate of subscriber and revenue growth providing further increases in EBITDA.

Efficient Economic Model: We believe that the operations of our business are characterized by low (and typically declining) fixed operating and capital costs. As we utilize a recurring subscription-based model, a relatively small number of subscribers are required to cover our fixed operating costs. The majority of our capital costs are success-based as we incur capital expenditures in the form of customer premise equipment. As a result, these capital costs are incurred only when we sign on additional subscribers and receive the associated revenues.

Highly Experienced Management Team: Our management team has been actively involved in the telecommunications industry, with a focus on wireless voice/data, for an aggregate total of over 65 years. Our founders have built, operated or helped finance numerous wireless and fiber optic networks. Current management has a wide range of experience in the telecommunications industry, including overseeing the construction and management of a regional cellular network and a nationwide paging network; participating in the financing and operations of international fiber optic networks; successfully integrating wireless telecommunications acquisitions and financing early stage technologies, equipment and chip-set companies.

Rural Markets Competitive Dynamics: In the rural and underserved markets that KeyOn targets, there are over 6,000 markets with populations between 3,000 and 100,000, amounting to 78 million Americans with either little or no access to broadband services.7 As a result, there is a significant market opportunity that we seek to address and one that is currently not being met by incumbent providers.

Scalable Technology Differentiator: KeyOn’s approach to back-office operations has been instrumental in our ability to successfully manage markets across disparate geographies and to profitably integrate acquisitions. Our OSS handles all network management, diagnostic and technical support functions, and subscriber service related tasks such as subscriber pre-qualification, order entry, scheduling and trouble ticket management. The informational window that these systems provide into the network and the end-user allows us to reduce local overhead as well as centralize technical and support functions.

Regulatory Matters

Wireless broadband services are subject to regulation by the Federal Communications Commission. At the federal level, the Federal Communications Commission has jurisdiction over wireless transmissions over the electromagnetic spectrum, all interstate and foreign telecommunications services, and many aspects of intrastate telecommunications. State regulatory commissions have jurisdiction over many aspects of intrastate telecommunications. Municipalities may regulate limited aspects of our business by, for example, imposing zoning requirements and requiring installation permits.

7 Wireless Communications Association International Conference, June 12-15, 2007.

Telecommunications Regulation

Our wireless broadband systems can be used to provide Internet access service, interconnected VoIP service and virtual private networks, or VPNs. The Federal Communications Commission has classified Internet access service as an interstate information services that is subject to regulation under Title I of the Communications Act of 1934, as amended (the “Act”). Accordingly, most regulations that apply to telephone companies and other common carriers under Title II of the Act do not apply to our wireless broadband Internet access service. For example, we are not currently required to contribute a percentage of gross revenues from our Internet access services to universal service funds used to support local telephone service and advanced telecommunications services for schools, libraries and rural health care facilities, or “USF Fees.”

The Federal Communications Commission has not yet classified interconnected VoIP service as an information service regulated under Title I of the Act, or as a telecommunications service regulated under Title II of the Act. However, the Federal Communications Commission has classified interconnected VoIP service as interstate telecommunications for purposes of USF fees. As a result we must pay USF Fees on the gross revenues we derive from providing interconnected VoIP service to end users. We are not required to pay USF fees on the gross revenues we derive from providing interstate telecommunications to other carriers, such as interconnected VoIP service providers, where we act as a carrier’s carrier, provided that we verify that the other carrier is registered to pay and is paying USF fees on its service to end users. The USF fee rate for the second quarter of 2007 is 11.7% of gross revenues derived from the provision of interstate telecommunications to end users. Beginning in late 2007, similar fees used to support interstate telecommunications relay service (“TRS”) providers will apply to interconnected VoIP providers as well. At the present time, VoIP is not a material contributor to our revenues.

We are not required to file tariffs with the Federal Communications Commission, setting forth the rates, terms, and conditions of our Internet access service. The Federal Communications Commission, however, is currently considering whether to impose various consumer protection obligations, similar to Title II obligations, on wireless broadband Internet access providers. These requirements may include obligations related to truth-in-billing, slamming, service discontinuance, customer proprietary network information and federal universal service funds mechanisms. Internet access providers are currently subject to generally applicable state consumer protection laws enforced by state Attorneys General and general Federal Trade Commission consumer protection rules.

The Federal Communications Commission has not yet classified interconnected VoIP services as information services or telecommunications services under the Act. In November 2004, the Federal Communications Commission determined that, regardless of their regulatory classification, certain interconnected VoIP services qualify as interstate telecommunications subject to FCC jurisdiction. The Federal Communications Commission preempted state regulations that address such issues as entry certification, tariffing, and enhanced 911 requirements.

The Federal Communications Commission is conducting a comprehensive proceeding to address all types of Internet protocol-enabled (“IP-enabled”) services, including interconnected VoIP service, and to consider what regulations, if any, should be applied to such services, as use of broadband services becomes more widespread. In June 2005, the Federal Communications Commission adopted the first set of regulations in this comprehensive IP-enabled proceeding, imposing enhanced 911-related requirements on interconnected VoIP service providers as a condition of offering such service to consumers. The Federal Communications Commission defined “interconnected VoIP service” as voice service that: (i) enables real-time, two-way voice communications; (ii) requires a broadband connection from the user's location; (iii) requires Internet protocol-compatible customer premises equipment; and (iv) permits users generally to receive calls that originate on and terminate to the public switched telephone network. Effective November 28, 2005, all interconnected VoIP providers are required to transmit, via the wireline, all 911 calls, as well as a call-back number and the caller's registered location for each call, to the appropriate public safety answering point that is capable of receiving and processing that information. In addition, all interconnected VoIP providers must have a process to obtain a subscriber's registered location prior to activating service, and must allow their subscribers to update their registered location immediately if the subscriber moves the service to a different location. Interconnected VoIP providers are also required to prominently and in plain English advise subscribers of the manner in which dialing 911 using VoIP service is different from dialing 911 service using traditional telephone service, and to provide warning labels with VoIP equipment.

On August 5, 2005, the Federal Communications Commission adopted an Order finding that both facilities-based broadband Internet access providers and interconnected VoIP providers are subject to the Communications Assistance for Law Enforcement Act, or CALEA, which requires service providers covered by that statute to build certain law enforcement surveillance assistance capabilities into their communications networks. The Federal Communications Commission required facilities-based broadband Internet access providers and interconnected VoIP providers to comply with CALEA requirements by May 14, 2007.

On May 3, 2006, the Federal Communications Commission adopted an additional Order addressing CALEA compliance obligations of these providers. In that order, the Federal Communications Commission: (i) affirmed the May 14, 2007 compliance deadline; (ii) indicated compliance standards are to be developed by the industry within the telecommunications standards-setting bodies working together with law enforcement; (iii) permitted the use of certain third parties to satisfy CALEA compliance obligations; (iv) restricted the availability of compliance extensions; (v) concluded that facilities-based broadband Internet access providers and interconnected VoIP providers are responsible for any CALEA development and implementation costs; (vi) declared that the Federal Communications Commission may pursue enforcement action, in addition to remedies available through the courts, against any non-compliant provider; and (vii) adopted interim progress report filing requirements.

On June 27, 2006, the Federal Communications Commission released an Order addressing USF fee obligations of interconnected VoIP service providers. The Federal Communications Commission amended the USF rules to require providers of interconnected VoIP service to contribute to the USF under the existing contribution methodology. Interconnected VoIP providers must report and contribute to the USF on all their interstate and international end-user telecommunications revenues, using one of three options: (1) they may use the interim safe harbor established in the June, 2006 Order, under which 64.9% of their traffic is presumed to be interstate or international; (2) they may report based on their actual interstate telecommunications revenues; or (3) they may rely on traffic studies subject to certain conditions. All interconnected VoIP providers must file a Federal Communications Commission Form 499-A with the Federal Communications Commission for registration purposes even if they qualify for the de minimis exemption for contribution purposes. Interconnected VoIP service also may be subject to state and local taxation.

In a decision released April 2, 2007, the Federal Communications Commission determined that interconnected VoIP providers should be subject to its rules implementing Section 222(c) of the Act, which governs telecommunications carriers’ use of customer proprietary network information (“CPNI”). CPNI is customer-specific information derived from the provision of telecommunications service, including call detail and caller location information. Federal Communications Commission rules permit carriers and interconnected VoIP providers to use CPNI to market the services they already provide to customers, and for limited service-related and fraud prevention purposes, without prior customer approval. All other uses or third party disclosure of CPNI generally require prior customer approval, as follows: service providers, either themselves or through agents, may use CPNI to market other communications-related services via “opt-out” consent such that the service provider may use CPNI unless the customer affirmatively instructs the service provider otherwise; all other use or third party disclosure of CPNI, including any use of location information, requires “opt-in” approval whereby a service provider may not use or disclose CPNI without the customer’s express affirmative permission. Federal Communications Commission rules also require that carriers and interconnected VoIP providers implement personnel, network and related safeguards to protect CPNI from unauthorized third party disclosure.

In a decision released on April 21, 2004, the Federal Communications Commission determined that interconnected VoIP calls that connect to the PSTN at both ends of the call are subject to the same access charges as a circuit switched call. Interconnected VoIP calls that connect to the PSTN at one end of the call are subject to either a terminating or originating access charge, depending upon which end of the call connects to the PSTN.

Broadband Internet-related and Internet protocol-services regulatory policies are continuing to develop, and it is possible that our broadband Internet access and VoIP services could be subject to additional regulations in the future. The extent of the regulations that will ultimately be applicable to these services and the impact of such regulations on the ability of providers to compete are currently unknown.

Spectrum Regulation

The Federal Communications Commission routinely reviews its spectrum policies and may change its position on spectrum allocations from time to time. On June 7, 2007, the Federal Communications Commission issued a Memorandum Opinion and Order regarding rules for the 3650-3700 MHz spectrum band. Currently, this band is allocated for use to an unlimited number of operators pursuant to a link registration process. Similarly, the Federal Communications Commission has modified regulation in the 2.5 GHz BRS/EBS spectrum band and, from time to time, can modify or change spectrum allocations pursuant to rulemaking proceedings. We believe that the Federal Communications Commission is committed to allocating spectrum to support wireless broadband deployment throughout the U.S. and will continue to modify its regulations to foster such deployment, which will help us implement our existing and future business plans.

Internet Taxation

The Internet Tax Non-Discrimination Act, which was passed by Congress in November 2004 and signed into law in December 2004, renewed and extended until November 2007 a moratorium on taxes on Internet access and multiple, discriminatory taxes on electronic commerce. This moratorium had previously expired in November 2003, and as with the preceding Internet Tax Freedom Act, “grandfathered” states that taxed Internet access prior to October 1998 to allow them to continue to do so. Certain states have enacted various taxes on Internet access or electronic commerce, and selected states’ taxes are being contested on a variety of bases. However, state tax laws may not be successfully contested and future state and federal laws imposing taxes or other regulations on Internet access and electronic commerce may arise, any of which could increase the cost of providing Internet services, which could, in turn, materially adversely affect our business.

Employees

As of July 31, 2007, we had 59 full-time and 8 part-time employees. Of these employees, approximately, 21 serve in customer service and support positions, 23 serve as network engineers and field technicians, 12 serve in accounting and administrative positions and 10 serve in sales and marketing positions. None of our employees is subject to a collective bargaining agreement. We consider our relationship with our employees to be good.

Facilities

We lease approximately 10,000 square feet of office space in Omaha, Nebraska for $8,450 per month, plus applicable taxes, subject to adjustments in accordance with consumer price index fluctuations. The current lease term expires on April 1, 2012, at which time we have the option to extend the lease for an additional five-year period. This facility serves as our corporate headquarters.

We lease approximately 3,200 square feet of office space for a field office in Las Vegas, Nevada for approximately $3,872 per month. The current lease term expires on April 30, 2010.

We lease approximately 1,350 square feet of office space for a field office in Pocatello, Idaho for $579 per month. The current lease term expires on February 28, 2008, at which time we have the option to extend the lease for additional one-year periods.

We lease approximately 2,000 square feet of office space for a field office in Idaho Falls, Idaho for $714 per month. The current lease term expires on March 31, 2008, at which time we have the option to extend the lease for additional one-year periods.

We lease approximately 1,200 square feet of office space for a field office in Grand Junction, Colorado for $710 per month. The current lease term expires on August 31, 2007, at which time we have the option to extend the lease for an additional two-year period.

We lease approximately 2,400 square feet of office space for a field office in Centerville, Iowa for approximately $800 per month. The current lease term expires on July 31, 2010.

We believe our current facilities are adequate for our immediate and near-term needs. Additional space may be required as we expand our activities. We do not currently foresee any significant difficulties in obtaining any required additional facilities. In the opinion of the management, each of our properties is adequately covered by insurance.

Legal Proceedings

From time to time we may be involved in claims arising in the ordinary course of business. To our knowledge, except as described below, no legal proceedings, government actions, administrative actions, investigations or claims are currently pending against us or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business and financial condition.

On March 9, 2006, Ajilon Communications, LLC (“Ajilon”) filed a complaint in the District Court in Clark County, Nevada, against KeyOn Communications, LLC, KeyOn’s wholly owned subsidiary seeking $140,000 in unpaid invoices. On August 23, 2007, KeyOn Communications, LLC filed a counter claim against Ajilon seeking unspecified damages for breach of contact and fraud. With respect to this suit, it has been stipulated that from March 2005 through August 2005, Ajilon performed installation and technical support services for KeyOn Communications, LLC. KeyOn Communications, LLC, however, has alleged that it was fraudulently billed for these services by Ajilon and that the work contracted for was not properly completed. The parties have commenced discovery with limited amounts having been served and/or responded to. A trial date has been scheduled for March 2008.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. To the extent that any statements made in this Report contain information that is not historical, these statements are essentially forward-looking. Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties are outlined in “Risk Factors.”

Information regarding market and industry statistics contained in this Current Report on Form 8-K is included based on information available to us that we believe is accurate. It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Current Report on Form 8-K. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services. We do not undertake any obligation to publicly update any forward-looking statements. As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis or Plan of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits. The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Current Report on Form 8-K. See “Forward-Looking Statements.” Our actual results may differ materially.

Overview

We provide wireless broadband services to “smaller” or “secondary” (generally less than 250,000 in population) rural and underserved markets. We offer our broadband services along with VoIP services to both residential and business subscribers. In January 2007, we acquired substantially all of the assets of SpeedNet Services, Inc. (“SpeedNet”), a leading provider of fixed wireless broadband services to non-metropolitan communities and rural areas in the central United States. Including the operations of SpeedNet, our markets are located in eleven (11) Western and Midwestern states: Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Nebraska, Nevada, Ohio, South Dakota, and Texas. On June 1, 2006, we acquired the assets of an operational market located in Pocatello, Idaho pursuant to an all stock asset purchase agreement (the “Pocatello Market”). The Pocatello Market was acquired from Freemont Broadband, LLC, a subsidiary of Fairpoint Communications, Inc., a leading rural local exchange carrier. Finally, in June 2005, we acquired substantially all of the assets of Southern Iowa Regional Internet Services, LC (“SIRIS”) pursuant to an all cash asset purchase agreement. Our results for the year ended 2006 include a full year of operations from SIRIS and 7 months of operations from the Pocatello Market.

Characteristics of Our Revenues and Operating Costs and Expenses

We offer our services under service agreements for the periods of either month-to-month, or with annual or two year contracts. These services are generally billed monthly, quarterly, semiannually or annually in advance. Payments received in advance for subscriptions are deferred and recognized as the services are provided. Service initiation fees are recognized at the time of installation.

Operating costs and expenses consist of payroll and related expenses, network operating costs, marketing and advertising, professional fees, installation expense and general and administrative expenses. Payroll expenses consist of personnel costs, including salaries, benefits, employer taxes and bonuses across our functional areas: executive, customer support, engineering, accounting and billing, marketing, and local market operational staff.

Network operating costs are comprised of costs directly associated with providing our services including tower rent, circuits to transport data to the Internet termination point and Internet termination bandwidth. Fluctuations with network expenses occur when additional rent associated with adding new towers, whether initiated by us or assumed by us in an acquisition, transpire. The increase in our customer base also requires additional purchases of Internet transport and termination bandwidth.

Marketing and advertising expenses primarily consist of the direct marketing and advertising costs, as well as non-employee commissions and referral charges. Professional fees relate to legal, accounting and consulting and recruiting resources that we utilize periodically in the normal course of doing business. General and administrative expenses primarily consist of the support costs of our operations, such as costs related to office real estate leases, company insurance, travel and entertainment, banking and credit card fees, taxes and vehicle leases.

Three-Month Period Ended March 31, 2007 Compared to the Three-Month Period Ended March 31, 2006

Revenues. During the three-month period ended March 31, 2007, we recognized revenues of $1,496,375, as compared to revenues of $560,055 during the three-month period ended March 31, 2006, representing an increase of approximately 167%. This increase was primarily the result of our acquisition of SpeedNet and the Pocatello Market.

Operating Loss. Operating expenses, which consist of payroll, bonuses and taxes, depreciation and amortization, other general and administrative costs, network operating costs, marketing and advertising, installation expense, professional fees and stock based compensation totaled $2,193,774 for the three-month period ended March 31, 2007, as compared to $906,360 for the three-month period ended March 31, 2006, representing an increase of approximately 142%. As a result of our ability to integrate our operations with that of the acquisitions of the Pocatello Market and SpeedNet, our operating loss for the three-month period ended March 31, 2007 was $697,399, as compared to a loss of $346,305 for the three-month period ended March 31, 2006. When viewed in conjunction with the additional revenues, this results in a 23% operating margin improvement year over year.

Payroll, Bonuses and Taxes. Payroll bonuses and taxes totaled $635,878 for the three-month period ended March 31, 2007, as compared to $329,540 for the three-month period ended March 31, 2006, representing an increase of approximately 93%. This increase was primarily due to the addition of personnel associated with our acquisition of SpeedNet on January 31, 2007, including customer support, engineering and administrative resources, as well as installation technicians in the acquisition of the Pocatello Market. During this period, we retained the employment of SpeedNet’s Chief Executive Officer for a period of two months. In addition, duplication of payroll expense was incurred for the position of Vice President of Engineering. SpeedNet’s Vice President of Engineering was selected for the position while KeyOn’s Vice President of Engineering was retained only through March 2007. Finally, SpeedNet’s Vice President, Finance and Administration was retained by KeyOn, a position that was open at KeyOn in the prior period.

Depreciation and Amortization. Depreciation and amortization expenses totaled $535,355 for the three-month period ended March 31, 2007, as compared to $216,627 for the three-month period ended March 31, 2006, representing an increase of approximately 147%. This increase was primarily the result of the ownership of the Pocatello Market for the entire three-month period ended March 31, 2007, the ownership of SpeedNet during February and March 2007, coupled with the increased purchases of capital equipment to support our increased customer growth.

Other General and Administrative Expenses. Other general and administrative expenses totaled $538,822 for the three-month period ended March 31, 2007, as compared to $130,817 for the three-month period ended March 31, 2006, representing an increase of approximately 312%. This increase was the result of the ownership of the Pocatello Market for the entire three-month period ended March 31, 2007 and the ownership of SpeedNet during February and March 2007. The acquisition of the Pocatello Market included office leases, insurance and other administrative expenses. With the acquisition of SpeedNet, we initially assumed SpeedNet’s office lease and all related expenses of the business. On April 1, 2007, we vacated SpeedNet’s existing office space and moved into a new, smaller office facility resulting in a 60% savings in office rent and related office expenses.

Network Operating Costs. Network operating costs, which consist of tower rent, local loop costs and Internet termination expense, totaled $354,504 for the three-month period ended March 31, 2007, as compared to $145,246 for the three-month period ended March 31, 2006, representing an increase of approximately 144%. This increase was the result of the ownership of the Pocatello Market network for the entire three-month period ended March 31, 2007 and the ownership of the SpeedNet networks during February and March 2007. In each acquisition, we assumed all of the acquired businesses’ network operating costs.

Marketing and Advertising Expenses. Marketing and advertising expenses totaled $60,741 for the three-month period ended March 31, 2007, as compared to $59,593 for the three-month period ended March 31, 2006, representing an increase of approximately 2%. We maintained the same marketing levels for the comparative period and the acquisition of the Pocatello Market and SpeedNet did not have a material impact due to low spending levels in those businesses.

Installation Expense. Installation expense, which consists primarily of expenses associated with the shipping and installation of customer premise equipment and the associated installation supplies, totaled $40,340 for the three-month period ended March 31, 2007, as compared to $9,686 for the three-month period ended March 31, 2006, representing an increase of approximately 316%. This increase was due to SpeedNet’s customer installation and CPE delivery processes. The wide geographical area covered by the SpeedNet markets necessitates using UPS to ship the CPE directly to the customer and often requires that independent dealers rather than employees do the installation at the customer site.

Professional Fees. Professional fees, which consist of legal, accounting, and other related expenses, totaled $23,549 for the three-month period ended March 31, 2007, as compared to $14,851 for the three-month period ended March 31, 2006, representing an increase of approximately 59%. This increase was primarily attributable to consulting expenses associated with the integration of the KeyOn and SpeedNet engineering operations after the purchase of SpeedNet that occurred on January 31, 2007.

Stock-Based Compensation. Stock-based compensation totaled $4,585 for the three-month period ended March 31, 2007, as compared to no stock-based compensation for the three-month period ended March 31, 2006.

Other Income and Expense. We incurred other income and expense of $159,838 for the three-month period ended March 31, 2007, as compared to $41,236 for the three month period ended March 31, 2006. Almost all of this expense was interest expense incurred on capital leases for equipment.

Net Loss. We had a net loss of $857,237 for the three-month period ended March 31, 2007, as compared to a net loss of $387,541 for the three-month period ended March 31, 2006, representing an increase of approximately 121%. This increase in net loss was attributable to the following factors. We experienced an increase in revenue of 167% due to acquisitions of the Pocatello Market and SpeedNet. Additionally, due to economies of scale and synergies associated with integrating the businesses, we were able to hold many operating costs such as real estate rent, marketing and advertising expenses, and certain salaries and related benefits constant. The ability to maintain costs allowed us to improve our operating margins by 12%. Notably, included in the three-month period ended March 31, 2007 are some non-recurring operating expenses, such as personnel expenses and higher general and administration expenses with the assumption of SpeedNet’s office lease that was terminated as of April 1, 2007. Thus, further cost reductions will occur in future periods.

Year Ended December 31, 2006 Compared to the Year Ended December 31, 2005

Revenues. During the year ended December 31, 2006, we recognized revenues of $2,430,829 as compared to revenues of $1,660,725 during the year ended December 31, 2005, representing an increase of approximately 46%. This increase was primarily attributable to the growth of our network subscriber base from the acquisition of SIRS and the Pocatello Market, as well as from organic growth activities.

Operating Loss. Operating expenses, which consist of payroll, bonuses and taxes, stock based compensation, depreciation and amortization, other general and administrative costs, network operating costs, marketing and advertising, professional fees and installation expenses totaled $4,330,675 for the year ended December 31, 2006, as compared to $5,107,362 for the year ended December 31, 2005, representing a decrease of approximately 15%. Our operating loss for the year ended December 31, 2006 was $1,899,846 as compared to a loss of $3,446,637 for the year ended December 31, 2005, representing a decrease of approximately 45%. Our operating loss decreased primarily as a result of our revenue growth, the use of internal personnel resources to perform subscriber installations and a reduction in professional fees and stock based compensation.

Payroll, Bonuses, and Taxes. Payroll, bonuses, and taxes totaled $1,329,654 for the year ended December 31, 2006, as compared to $1,289,182 for the year ended December 31, 2005, an increase of approximately 3%.

Stock-Based Compensation. Stock-based compensation totaled $13,059 for the year ended December 31, 2006, as compared to $991,783 for the year ended December 31, 2005, a decrease of approximately 99%. The majority of the stock options issued vested in 2005, and as such 15,043 options were expensed to employee compensation during 2005. KeyOn only issued 7,200 options throughout 2006, of which 3,550 were forfeited in 2006, under a new option plan that contained a strike price that approximated the fair market value of KeyOn’s common stock.

Depreciation and Amortization. Depreciation and amortization expenses totaled $1,063,881 for the year ended December 31, 2006, as compared to $626,423 for the year ended December 31, 2005, representing an increase of approximately 70%. This increase was the result of businesses acquired in 2005 and 2006 (7 months of ownership of the Pocatello Market and full contribution of the SIRIS business) and increased purchases of capital equipment to support our increased customer growth in 2006.

Other General and Administrative Expenses. Other general and administrative expenses totaled $767,155 for the year ended December 31, 2006, as compared to $745,505 for the year ended December 31, 2005, representing an increase of approximately 3%.

Network Operating Costs. Network operating costs totaled $665,259 for the year ended December 31, 2006 as compared to $494,849 for the year ended December 31, 2005, representing an increase of approximately 34%. This increase was primarily the result of the 7 months of ownership of the Pocatello Market and full contribution of the SIRIS business.

Marketing and Advertising Expenses. Marketing and advertising expenses totaled $234,324 for the year ended December 31, 2006 as compared to $258,615 for the year ended December 31, 2005, representing a decrease of approximately 9%.

Professional Fees. Professional fees, which consist of legal, accounting, and other related expenses, totaled $145,956 for the year ended December 31, 2006, as compared to $347,922 for the year ended December 31, 2005, representing a decrease of approximately 58%. This decrease was primarily attributable to reduction of legal and accounting fees related to a financing and related litigation in 2005.

Installation Expense. Installation expense consists primarily of the cost of performing subscriber installation, including third-party installation resources and related installation supplies that are expensed. These expenses totaled $111,387 for the year ended December 31, 2006 as compared to $353,083 for the year ended December 31, 2005, representing a decrease of approximately 69%. This decrease was due to the use of internal personnel resources to perform subscriber installations versus the contracting of such resources with a third-party in 2005.

Other Income and Expense. We incurred other income and expense of $306,528 for the year ended December 31, 2006, as compared to $280,620 for the year ended December 31, 2005. Interest expense comprised the majority of the expense with $234,754 for the year ended December 31, 2006 and $286,567 for the year ended December 31, 2005. This expense was interest expense incurred on capital leases for equipment. In 2006, we also incurred $72,487 for failed acquisition costs.

Net Loss. We had a net loss of $2,206,374 for the year ended December 31, 2006, as compared to a net loss of $3,727,257 for the year ended December 31, 2005, representing a decrease of approximately 40%. This decrease in net loss was attributable to both our increased revenues and an overall decrease in operating expenses.

Liquidity and Capital Resources

As of the three-month period ended March 31, 2007 and the year ended December 31, 2006, we had cash of $891,896 and $4,690, respectively. This increase is attributable to equity and debt financing activities which raised approximately $4.6 million of net proceeds in the three-month period ended March 31, 2007. We have historically met our liquidity requirements from a variety of sources, including internally generated cash, short and long-term borrowings and the sale of equity securities.

Net Cash Used by Operating Activities. Net cash provided by operating activities totaled $11,628 for the three-month period ended March 31, 2007, as compared to net cash used in operating activities of $222,769 for the three-month period ended March 31, 2006. This change from net cash used to net cash provided was primarily due to the higher revenues billed in the 2007 and management’s continued focus on controlling expenses in the period resulting in a $234,397 improvement.

Net Cash Used in Investing Activities. Net cash used in investing activities totaled $3,478,977 for the three-month period ended March 31, 2007, as compared to $36,118 for the three-month period ended March 31, 2006. This increase was primarily a result of the investment costs associated with our acquisition of SpeedNet that totaled $3,458,255. The remaining investing activities were property and equipment purchases totaling $20,722 for the three-month period ended March 31, 2007, as compared to $36,118 for the three-month period ended March 31, 2006.

Net Cash Provided By Financing Activities. Net cash provided by financing activities totaled $4,354,556 for the three-month period ended March 31, 2007, as compared to net cash provided by $740,808 for the three-month period ended March 31, 2006. The increase is primarily attributable to the issuing of 13,984 shares of preferred stock for net proceeds of $1,608,050 and a $3.0 million term loan, resulting in total net proceeds to KeyOn of approximately $4.6 million for the three-month period ended March 31, 2007, as compared to $800,000 in proceeds from a short term notes payable to stockholders for the three-month period ended March 31, 2006.

Working Capital. As of March 31, 2007, we had negative working capital of $4,080,893. We believe that our current operating activities, together with our ability to extend the $3.0 million term loan and our anticipated equity financing, will enable us to meet our anticipated cash requirements for 2007.

Critical Accounting Policies and Estimates

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America which require use to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting periods. The consolidated financial statements include the accounts of our company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In our opinion, the condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make the financial position of our company and the results of operations and cash flows not misleading. Critical accounting policies are those that require the application of management’s most difficult, subjective, or complex judgments, often because of the need to make estimates about the effect of matters that are inherently uncertain and that may change in subsequent periods. In preparing the financial statements, we utilized available information, including our past history, industry standards and the current economic environment, among other factors, in forming our estimates and judgments, giving due consideration to materiality. Actual results may differ from these estimates. In addition, other companies may utilize different estimates, which may impact the comparability of our results of operations to those of companies in similar businesses. We believe that of our significant accounting policies, the following may involve a higher degree of judgment and estimation.

Equipment. Equipment is stated at the lower of cost or present value of the capital lease obligation. Expenditures for additions, renewals, and betterments are capitalized; expenditures for maintenance and repairs are charged to operations as incurred. Upon retirement, sale or other disposition of equipment, the cost and accumulated depreciation are eliminated from the accounts and any gain or loss is included in operations. In addition, long-lived assets are reviewed, at least annually, for impairment of the carrying value of such assets. If impairment is deemed to have occurred, an impairment loss is included in our current operations. Depreciation is computed principally using the straight line method over estimated useful lives or the length of the capital lease, ranging from two to seven years.

Revenue Recognition. We prepare our financial statements on the accrual method of accounting. Under this basis, income is recognized when earned, and expenses are generally recognized when incurred. We charge a recurring subscription fee for providing our various Internet access services to our subscribers and recognize revenues when they are earned, which generally occurs as the service is provided. The services are subscribed to for the periods of either month-to-month, or with annual or two year contracts and are generally billed monthly, quarterly, semiannually or annually in advance. Payments received in advance for subscriptions are deferred and recognized as the services are provided. Service initiation fees are recognized at time of installation.

Intangible Assets. Intangible assets, including goodwill, are accounted for under the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”). Under SFAS 142, intangible assets, other than goodwill, are identified and segregated between amortizable and nonamortizable assets. Amortizable intangibles are amortized over their estimated, contractual, or regulated useful lives. Goodwill and other nonamortizable assets are reviewed, at least annually, for impairment in the carrying value of the intangible asset. In addition, this review also includes the net carrying value of amortizable intangible assets. If impairment is deemed to have occurred, a loss for such impairment is recorded as part of current operations.

 Stock Based Compensation. On December 31, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment,” requiring us to recognize expenses related to the fair value of our employee stock option awards. We recognize the cost of all share-based awards on a straight line vesting basis over the vesting period of the award.

We have estimated the fair value of our option awards granted after December 1, 2005, using the Black-Scholes option pricing model. Expected volatilities are based on the historical volatility of our valuation during prior financings. The expected term of options granted is 3 or 4 years and represents the period of time that options granted are expected to be outstanding. The risk-free rate for periods within the contractual life of the option is based on the United States Treasury yield curve in effect at the time of grant.

Recently Issued Accounting Pronouncements

The following pronouncements have been issued by the Financial Accounting Standards Board (“FASB”):

In July 2006, FASB issued Financial Accounting Standards Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.” This interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This interpretation utilizes a two-step approach for evaluating tax positions. Step one, Recognition, occurs when a company concludes that a tax position is more likely than not to be sustained upon examination, Step two, Measurement, is based on the largest amount of benefit, which is more likely than not to be realized on ultimate settlement. This interpretation is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle to be recorded as an adjustment to the beginning balance of retained earnings; and, therefore, is effective for us in the first quarter of fiscal 2008. We are currently in the process of evaluating the effects of adopting this interpretation and the impact of adoption out consolidated financial position, results of operations or cash flows.

In September 2006, the FASB issued Statement of Financial Accounting Standards 157, “Fair Value Measurements” (“SFAS 157”). This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this statement does not require any new fair value measurements. However, for some entities, the application of SFAS 157 will change current practice. The provisions of SFAS 157 are effective as of the beginning of our 2009 fiscal year. We are currently evaluating the impact of SFAS 157, but do not expect the adoption of SFAS 157 to have a material impact on our consolidated financial position, results of operations or cash flows.

In September 2006, the SEC issued Staff Accounting Bulletin No. 108, “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements” (“SAB 108”). SAB 108 addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB 108 requires an entity to quantify misstatements using a balance sheet and income-statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The guidance is applicable for fiscal years ending after November 15, 2006. We currently do not believe that SAB 108 will have a material impact on our financial statements.

In February 2007, the FASB issued Statement of Financial Accounting Standards 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value. SFAS 159 is effective for fiscal years beginning after November 15, 2007. We are currently evaluating SFAS 159 to determine its impact on its consolidated financial position, results of operations or cash flows.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. The risks described below are not the only ones we will face. If any of these risks actually occurs, our business, financial condition or results of operation may be materially adversely affected. In such case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

Risks Related to Our Company and Our Business

We may be unable to successfully execute any of our identified business opportunities or other business opportunities that we determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	the ability of our equipment, our equipment suppliers or our service providers to perform as we expect;

•	the ability of our services to achieve market acceptance;

•	our ability to execute our business strategy, which could be affected by our success in acquiring other wireless broadband companies;

•	our ability to manage our third party relationships effectively;

•	our ability to manage either the expansion of our operations or any acquisitions we may make, which could result in increased costs, high employee turnover or damage to customer relationships;

•	our ability to attract and retain qualified personnel, which may be affected by the significant competition in our industry for persons experienced in network operations and engineering;

•	equipment failure or interruption of service, which could adversely affect our reputation and our relations with our customers;

•	our ability to negotiate acceptable agreements to secure suitable locations for our equipment such as desirable antenna lease locations, for example, cellular towers and rooftops;

•	our ability to accurately predict and respond to the rapid technological changes in our industry and the evolving demands of the markets we serve; and

•	our ability to raise substantial additional capital to fund our growth.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan with respect to wireless broadband Internet services and our ability to pursue other opportunities that arise, which might negatively affect our business.

We depend on the continued availability of leases for our communications equipment.

We have either constructed or acquired networks in each of the markets we serve. Networks are typically built by installing antennae on rooftops, cellular towers and other high structures pursuant to lease agreements to send and receive wireless signals necessary for our network. In the markets we build ourselves, we typically seek five year initial terms for our leases with three to five year renewal options. Such renewal options are generally exercisable at our discretion before the expiration of each term in which to terminate the agreement. If the leases we enter into or assume by way of acquisition are terminated or if the owners of these structures are unwilling to continue to enter into leases with us in the future, we would be forced to seek alternative arrangements with other providers. If we are unable to continue to obtain or renew such leases on satisfactory terms, our business would be harmed.

Our business depends on a strong brand, and if we do not maintain and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results may be harmed.

We believe that our brand and the brands of those companies we acquire are a critical part of our business. Maintaining and enhancing our brands may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and maintain the “KeyOn,” “SpeedNet” and “SIRIS” brands, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that maintaining and enhancing our brands may become increasingly competitive, difficult and expensive.

Any acquisitions we make could result in integration difficulties that could lead to substantial costs, delays or other operational or financial difficulties.

We seek to expand by acquiring competing businesses, including businesses in our current or other geographic markets or customer segments, and as a means to acquire spectrum. We cannot accurately predict the timing, size and success of our acquisition efforts and the associated capital commitments that might be required. We expect to face competition for acquisitions, which may limit the number of acquisition opportunities available to us and may lead to higher acquisition prices. We may not be able to identify, acquire or profitably manage additional businesses or successfully integrate acquired businesses, if any, into our company, without substantial costs, delays or other operational or financial difficulties. In addition, such acquisitions involve a number of other risks, including:

•	failure of the acquired businesses to achieve expected results;

•	diversion of management’s attention and resources to acquisitions;

•	inability to timely and cost-effectively integrate acquired operations;

•	failure to retain key customers or personnel of the acquired businesses;

•	disappointing quality or functionality of acquired equipment and personnel; and

•	risks associated with unanticipated events, liabilities or contingencies.

Subscriber dissatisfaction with, or performance problems of, a single acquired business could negatively affect our reputation. The inability to acquire businesses on reasonable terms or successfully integrate and manage acquired companies, or the occurrence of performance problems at acquired companies, could result in dilution, unfavorable accounting treatment or one-time charges and difficulties in successfully managing our business.

Our inability to use shares of our common stock or obtain capital to finance future acquisitions could impair the growth and expansion of our business.

The extent to which we will be able or willing to use shares of our common stock to consummate acquisitions will depend on (i) the market value of our securities, which will vary, (ii) liquidity, which is presently limited and (iii) the willingness of potential sellers to accept shares of our common stock as full or partial payment for their business. Using shares of our common stock for this purpose may also result in significant dilution to our then existing stockholders. To the extent that we are unable to use our common stock to make future acquisitions, our ability to grow through acquisitions may be limited by the extent to which we are able to raise capital through debt or additional equity financings. We may not be able to obtain the necessary capital to finance any acquisitions. If we are unable to obtain additional capital on acceptable terms, we may be required to reduce the scope of any expansion or redirect resources committed to other purposes.

We have a history of operating losses and expect to continue suffering losses for the foreseeable future.

Our current business was launched on December 20, 2004 (our predecessor company KeyOn Communications, LLC had operated since 2002). Our current business has incurred losses in each year of operation. Specifically, in each of 2006 and 2005 we recorded net losses of $2,609,872 and $3,761,227, respectively. We cannot anticipate when, if ever, our operations will become profitable. We may incur net losses as we integrate acquisitions, introduce new network equipment, such as WiMAX, increase our marketing for organic subscriber growth and acquire spectrum in pursuit of our business strategy.

Our business may require additional capital for continued growth, and our growth may be slowed if we do not have sufficient capital.

The continued growth and operation of our business may require additional funding for future acquisitions, the introduction of new network technologies such as WiMAX, debt service, the potential upgrade of our network, the expansion of our network coverage area, possible bids to acquire spectrum licenses at auction and working capital. In addition, we may raise debt capital to finance acquisitions of companies and spectrum that may require us to use a portion of our cash flows from operations and other available cash to make payments of principal and interest on our debt, thereby reducing funds that could be available for other business purposes. We may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. To execute our business strategy, we may issue additional equity securities in public or private offerings, potentially at a price lower than the market price at the time of such issuance. Similarly, by securing debt financing, we may be forced to incur significant interest expense. If we cannot secure sufficient funding we may be forced to forego strategic opportunities or delay, scale back or eliminate network deployments, operations, acquisitions, spectrum bids and other investments.

Our current indebtedness could limit our financing options and liquidity position, which would limit our ability to grow our business.

In January 2007, we borrowed $3 million from a commercial bank. The terms of our indebtedness could have negative consequences to the holders of our common stock, such as:

•	it is due by its terms on July 30, 2007, with one six month extension to February 2008;

•	we may be unable to obtain additional financing to fund working capital, operating losses, capital expenditures or acquisitions on terms acceptable to us, or at all;

•	we may be unable to refinance our indebtedness on terms acceptable to us, or at all; and

•	we may be more vulnerable to economic downturns and limit our ability to withstand competitive pressures.

These restrictions may limit our ability to obtain additional financing, withstand downturns in our business and take advantage of business opportunities. Moreover, we may seek additional debt financing on terms that include restrictive covenants, may require repayment on an accelerated schedule or may impose other obligations that limit our ability to grow our business, acquire needed assets, or take other actions we might otherwise consider appropriate or desirable.

Many of our competitors are better established and have resources significantly greater than we have, which may make it difficult to attract and retain subscribers.

The market for broadband and related services is highly competitive, and we may compete with other companies within our markets. Some of our competitors are well established with larger and better developed networks and support systems, longer-standing relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. Our competitors may subsidize competing services with revenue from other sources and, thus, may offer their products and services at prices lower than ours. Our competitors may also reduce the prices of their services significantly or may offer broadband connectivity packaged with other products or services. We may not be able to reduce our prices or otherwise combine our services with other products or services, which may make it more difficult to attract and retain subscribers. In addition, new competitors may emerge for our primarily commercial and business customer base from businesses engaged in providing residential services to consumers.

Our competitors include:

•	cable operators offering broadband Internet connectivity services and voice communications;

•	incumbent and competitive local exchange carriers providing DSL services over existing wide, metropolitan and local area networks;

•	wireless Internet service providers using licensed or unlicensed spectrum;

•
third generation, or 3G, cellular, personal communications service, or PCS, and other wireless providers offering wireless broadband services and capabilities, including developments in existing cellular and PCS technology that may increase network speeds or have other advantages over our services;

•	Internet service providers offering dial-up Internet connectivity;

•	municipalities and other entities operating free or subsidized networks;

•	providers of VoIP telephone services;

•	satellite providers offering or developing broadband Internet connectivity;

•	electric utilities and other providers offering or planning to offer broadband Internet connectivity over power lines; and

•	resellers providing wireless Internet service by “piggy-backing” on DSL or networks operated by others.

We expect other existing and prospective competitors to adopt technologies or business plans similar to ours, or seek other means to develop services competitive with ours, particularly if our services prove to be attractive in our target markets. This competition may make it difficult to attract and retain subscribers.

We may experience difficulties in constructing, upgrading and maintaining our network to new network technologies, such as WiMAX, which could adversely affect customer satisfaction, increase subscriber turnover and reduce our revenues.

Our success depends on developing and providing products and services that give subscribers high quality Internet connectivity. If the number of subscribers using our network and the complexity of our products and services increase, we will require more infrastructure and network resources to maintain the quality of our services. Consequently, we may be required to make substantial investments to construct and improve our facilities and equipment and to upgrade our technology and network infrastructure. If we do not implement these developments successfully, or if we experience inefficiencies, operational failures, or unforeseen costs during implementation, the quality of our products and services could decline.

We may experience quality deficiencies, cost overruns and delays in implementing our network improvements and expansion, in maintenance and upgrade projects, including the portions of those projects not within our control or the control of our contractors. Our network sometimes requires the receipt of permits and approvals from governmental bodies, including municipalities and zoning boards. Such bodies often limit the expansion of transmission towers and other construction necessary for our business. Failure to receive approvals in a timely fashion can delay system rollouts and raise the cost of completing projects. In addition, we typically are required to obtain rights from land, building or tower owners to install our antennae and other equipment to provide service to our subscribers. We may not be able to obtain, on terms acceptable to us, or at all, the rights necessary to construct our network and expand our services.

We also face challenges in managing and operating our network. These challenges include operating, maintaining and upgrading network and customer premises equipment to accommodate increased traffic or technological advances, and managing the sales, advertising, customer support, billing and collection functions of our business while providing reliable network service at expected speeds and quality. Our failure in any of these areas could adversely affect customer satisfaction, increase subscriber turnover or churn, increase our costs and decrease our revenues.

If we do not obtain and maintain rights to use licensed spectrum in one or more markets, we may be unable to operate WiMAX-enabled networks in these markets, which could negatively impact our ability to execute our business strategy. To the extent we secure licensed spectrum, we face increased operational costs, greater regulatory scrutiny and may become subject to arbitrary government decision making.

In certain markets, we intend to provide our services by using licensed spectrum and as such we must secure and maintain sufficient rights to use licensed spectrum by obtaining licenses or long-term leases in those markets. Obtaining licensed spectrum can be a long and difficult process that can be costly and require a disproportionate amount of our management resources, and may require us to incur significant indebtedness or secure additional capital. We may not be successful in our efforts to secure financing or be able to acquire, lease or maintain, either from third parties or through a licensed spectrum auction, the spectrum necessary to execute our strategy.

Licensed spectrum, whether owned or leased, poses additional risks, including:

•	inability to satisfy build-out or service deployment requirements upon which spectrum licenses or leases are, or may be, conditioned;

•	increases in spectrum acquisition costs or complexity;

•	competitive bids, pre-bid qualifications, and post-bid requirements for spectrum acquisitions, in which we may not be successful leading to, among other things, increased competition;

•	adverse changes to regulations governing spectrum rights;

•	the risk that spectrum acquired or leased will not be commercially usable or free of damaging interference from licensed or unlicensed operators in our or adjacent bands;

•	contractual disputes with, or the bankruptcy or other reorganization of the license holders, which could adversely affect control over the spectrum subject to such licenses;

•	failure of the Federal Communications Commission or other regulators to renew spectrum licenses as they expire; and

•	invalidation of authorization to use all or a significant portion of our spectrum.

In a number of markets we utilize unlicensed spectrum, which is subject to intense competition, low barriers of entry and potential interference from multiple competing users.

We presently utilize unlicensed spectrum in connection with our service offerings. While unlicensed spectrum is regulated by the Federal Communications Commission, it is available to multiple simultaneous users and may be subject to interference, which may reduce the quality of the service provided to subscribers. The availability of unlicensed spectrum is not unlimited and others do not need to obtain permits or licenses to utilize the same unlicensed spectrum that we currently or may in the future utilize, threatening our ability to reliably deliver our services. Moreover, the prevalence of unlicensed spectrum creates low barriers of entry in our business, creating the potential for heightened competition.

Interruption or failure of our information technology and communications systems could impair our ability to provide our services, which could damage our reputation and harm our operating results.

Our services depend on the continuing operation of our information technology and communications systems. We have experienced service interruptions in the past and may experience service interruptions or system failures in the future. Any unscheduled service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation could be permanently harmed. We may need to make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect.

Excessive customer churn may adversely affect our financial performance by slowing customer growth, increasing costs and reducing revenue.

The successful implementation of our business plan depends upon controlling customer churn. Customer churn is a measure of customers who stop using our services. Customer churn could increase as a result of:

•	personal economic conditions;

•	customers moving out of our geographic coverage area;

•	billing errors and/or general reduction in the quality of our customer service;

•	interruptions to the delivery of services to customers over our network; and

•
the availability of competing technology, such as cable modems, DSL, third-generation cellular, satellite, wireless Internet service and other emerging technologies, some of which may, from time to time, be less expensive or technologically superior to those offered by us.

An increase in customer churn can lead to slower customer growth, increased costs and a reduction in revenue.

If our strategy is unsuccessful, we will not be profitable and our stockholders could lose their investment.

There is a limited track record for companies pursuing our strategy. Many fixed wireless companies that have sought to develop markets in which we operate by pursuing alternative business strategies or strategies similar to ours have failed and there is no guarantee that our strategy will be successful or profitable. If our strategy is unsuccessful, we may fail to meet our objectives and not realize the revenues or profits from the business we pursue that may cause the value of our company to decrease, thereby potentially causing our stockholders to lose their investment.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets continue to grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. In addition, we may face challenges in managing expanding product and service offerings and in integrating acquired businesses with our own. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause backlogs and administrative inefficiencies.

The success of our business depends on the continuing contributions of our key personnel and our ability to attract, train and retain highly qualified personnel.

We are highly dependent on the continued services of our Chief Executive Officer and President, Jonathan Snyder, and our chief operating officer, A. Robert Handell. Loss of the services of either of these individuals could adversely impact our operations. While we maintain a “key man” insurance policy for Jonathan Snyder, neither Jonathan Snyder nor A. Robert Handell are currently bound by employment agreements. We expect that both Messrs. Snyder and Handell will enter into employment agreements in the near future, but we can provide no assurances. As a result, we cannot guarantee that either of these persons will stay with us for any definite period.

In addition, to successfully introduce our services in new markets and grow our business in existing markets, we must be able to attract, train, motivate and retain highly skilled and experienced technical employees. Qualified technical employees periodically are in great demand and may be unavailable in the time frame required to satisfy our customers’ requirements. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to successfully grow our business and retain our existing customer base.

We rely on a limited number of third party suppliers that produce our network equipment, provide us with network services and occasionally install and maintain our network sites. We also use one or more third-parties to supply us with certain aspects of our VoIP services. If these companies fail to perform or experience delays, shortages or increased demand for their products or services, we may face shortage of components, increased costs, and may be required to suspend our network deployment and our product and service introduction.

In addition to the personnel we have on staff, we also depend on a limited number of third party suppliers to produce and deliver products and services required for our networks. We do not maintain any long term supply contracts with our equipment manufacturers and distributors. In addition, we rely on providers of Internet bandwidth in order to transport the traffic on our networks onto the public Internet. If a manufacturer or other provider does not satisfy our requirements, or if we lose a manufacturer or any other significant provider, we may have insufficient network equipment for delivery to subscribers and for installation or maintenance of our infrastructure, and we may be forced to suspend the deployment of our network and enrollment of new subscribers, thus impairing future growth. We also contract with third-parties for certain VoIP services and rely on those services to be compliant with all relevant regulatory requirements. To the extent these third-parties are unable to meet either our or the regulatory requirements, we may be forced to suspend the deployment of these services, thus impairing future growth.

If our data security measures are breached, subscribers may perceive our network and services as not secure, which may adversely affect our ability to attract and retain subscribers and expose us to liability.

Network security and the authentication of a subscriber’s credentials are designed to protect unauthorized access to data on our network. Because techniques used to obtain unauthorized access to or to sabotage networks change frequently and may not be recognized until launched against a target, we may be unable to anticipate or implement adequate preventive measures against unauthorized access or sabotage. Consequently, unauthorized parties may overcome our encryption and security systems and obtain access to data on our network, including on a device connected to our network. In addition, because we operate and control our network and our subscribers’ Internet connectivity, unauthorized access or sabotage of our network could result in damage to our network and to the computers or other devices used by our subscribers. An actual or perceived breach of network security, regardless of whether the breach is our fault, could harm public perception of the effectiveness of our security measures, adversely affect our ability to attract and retain subscribers, expose us to significant liability and adversely affect our business prospects.

In providing our services we could infringe on the intellectual property rights of others, which may cause us to engage in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling our services.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our services infringe a third party’s proprietary rights. Further, we may be prohibited from selling or providing some of our services before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

Risks Relating to Our Industry

An economic or industry slowdown may materially and adversely affect our business.

Slowdowns in the economy or in the wireless or broadband industry may impact demand for wireless or broadband services, thereby reducing demand for our services, or negatively impact other businesses or industries, thereby reducing demand for our services by causing others to delay or abandon implementation of new systems and technologies, including wireless broadband services.

The industry in which we operate is continually evolving, which makes it difficult to evaluate our future prospects and increases the risk of an investment in our securities. Our services may become obsolete, and we may not be able to develop competitive products or services on a timely basis or at all.

The broadband and wireless services industries are characterized by rapid technological change, competitive pricing, frequent new service introductions, and evolving industry standards and regulatory requirements. We believe that our success depends on our ability to anticipate and adapt to these challenges and to offer competitive services on a timely basis. We face a number of difficulties and uncertainties associated with our reliance on technological development, such as:

•	competition from service providers using more traditional and commercially proven means to deliver similar or alternative services;

•	competition from new service providers using more efficient, less expensive technologies, including products not yet invented or developed;

•	uncertain customer acceptance;

•	realizing economies of scale;

•	responding successfully to advances in competing technologies in a timely and cost-effective manner; and

•	migration toward standards-based technology, requiring substantial capital expenditures.

As the services offered by us and our competitors develop, businesses and consumers may not accept our services as a commercially viable alternative to other means of delivering broadband or wireless broadband services. As a result, our services may become obsolete, and we may be unable to develop competitive products or services on a timely basis, or at all.

We are subject to extensive regulation that could limit or restrict our activities. If we fail to comply with these regulations, we may be subject to penalties, including fines and suspensions, and past due fees and interest, which may adversely affect our financial condition and results of operations.

Our business, including the acquisition, lease, maintenance, and use of spectrum licenses, is extensively regulated by federal, state and local governmental authorities. A number of federal, state and local privacy, security and consumer laws also apply to our business. These regulations and their application are subject to continual change as new legislation, regulations or amendments to existing regulations are adopted from time to time by governmental or regulatory authorities, including as a result of judicial interpretations of such laws and regulations. Current regulations directly affect the breadth of services we are able to offer and may impact the rates, terms and conditions of our services. Regulation of companies that offer competing services, such as cable and DSL providers and telecommunications carriers, also affects our business.

We believe that we are not required to register with the Universal Service Administrative Company (USAC) as a seller of telecommunications, nor are we required to collect USF fees from our customers or to pay USF fees directly. It is possible, however, that the Federal Communications Commission may assert that we are a seller of telecommunications and that we are required to register and pay USF fees on some or all of our gross revenues. Although we would contest any such assertion, we could become obligated to pay USF fees, interest and penalties to USAC with respect to our gross revenues, past and/or future, from providing telecommunications and we may be unable retroactively to bill our customers for past USF fees.

In addition, the Federal Communications Commission or other regulatory authorities may in the future restrict our ability to manage subscribers’ use of our network, thereby limiting our ability to prevent or address subscribers’ excessive bandwidth demands. To maintain the quality of our network and user experience, we may manage the bandwidth used by our subscribers’ applications, in part by restricting the types of applications that may be used over our network. If the Federal Communications Commission or other regulatory authorities were to adopt regulations that constrain our ability to employ bandwidth management practices, excessive use of bandwidth-intensive applications would likely reduce the quality of our services for all subscribers. Such decline in the quality of our services could harm our business.

The breach of a license or applicable law, even if inadvertent, can result in the revocation, suspension, cancellation or reduction in the term of a license or the imposition of fines. In addition, regulatory authorities may grant new licenses to third parties, resulting in greater competition in territories where we already have rights to licensed spectrum. In order to promote competition, licenses may also require that third parties be granted access to our bandwidth, frequency capacity, facilities or services. We may not be able to obtain or retain any required license, and we may not be able to renew a license on favorable terms, or at all.

Wireless broadband services may become subject to greater state or federal regulation in the future. The scope of the regulations that may apply to companies like us and the impact of such regulations on our competitive position are presently unknown and could be detrimental to our business and prospects.

Risks Relating to the Market for our Common Stock

 The requirements of being a public company may strain our resources and distract management.

As a public company, we are subject to the reporting requirements of the Exchange Act and the Sarbanes-Oxley Act of 2002. These requirements are extensive. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight is required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition and results of operations.

 Because we became public by means of a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger”. Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

 The securities being issued in connection with and following the Merger are restricted securities and may not be transferred in the absence of registration or the availability of a resale exemption.

The shares of common stock and warrants being issued in connection with the Merger, the Private Placement and the other transactions described herein are being issued in reliance on an exemption from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act. Consequently, theses securities will be subject to restrictions on transfer under the Securities Act and may not be transferred in the absence of registration or the availability of a resale exemption. In particular, in the absence of registration, such securities cannot be resold to the public until certain requirements under Rule 144 promulgated under the Securities Act have been satisfied, including certain holding period requirements. Furthermore, we are under no obligation to file a resale registration statement with respect to those securities except in connection with an unrelated secondary offering. As a result, a purchaser who receives any such securities issued in connection with the Merger or the Private Placement may be unable to sell such securities at the time, or at the price or upon such other terms and conditions, as the purchaser desires, and the terms of such sale may be less favorable to the purchaser than might be obtainable in the absence of such limitations and restrictions.

 There is currently no liquid trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

There is currently no liquid trading market for our common stock. We cannot predict how liquid the market for our common stock might become. Our common stock is currently approved for quotation on the OTC (“over-the-counter”) Bulletin Board. We anticipate listing our common stock as soon as practicable on either the American Stock Exchange, the Nasdaq Capital Market or a national or other securities exchange, assuming that we can satisfy the initial listing standards for such. We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange. Should we fail to satisfy the initial listing standards of such exchanges, or our common stock be otherwise rejected for listing and remain on the OTC Bulletin Board or be suspended from the OTC Bulletin Board, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

In addition, the price at which our common stock may be sold is very unpredictable because there are very few trades in our common stock. Because our common stock is so thinly traded, a large block of shares traded can lead to a dramatic fluctuation in the share price.

 Failure to comply with internal control attestation requirements could lead to loss of public confidence in our financial statements and negatively impact our stock price.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, we will be required to include in each Annual Report on Form 10-K or 10-KSB beginning with the fiscal year ending December 31, 2007, management’s assessment of the effectiveness of our internal control over financial reporting. Furthermore, beginning with the fiscal year ending on December 31, 2008 our independent registered public accounting firm will be required to attest to whether management’s assessment of the effectiveness of internal controls over financial reporting is fairly stated in all material respects and separately report on whether it believes we maintained, in all material respects, effective internal control over financial reporting. As a privately held company prior to the Merger, we have not been required to review or assess our internal control procedures. Following the Merger, we will be required to modify and apply the disclosure controls and procedures, internal controls and related corporate governance policies to include our current operations. If we fail to timely complete the development of our internal controls and management is unable to make this assessment, or, once required, if the independent registered public accounting firm cannot timely attest to this assessment, we could be subject to regulatory sanctions and a loss of public confidence in our internal control and the reliability of our financial statements, which ultimately could negatively impact our stock price.

Any future acquisitions and other material changes in our operations likely will require us to expand and possibly revise our disclosure controls and procedures, internal controls and related corporate governance policies. In addition, the new and changed laws and regulations are subject to varying interpretations in many cases due to their lack of specificity and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. If our efforts to comply with new or changed laws and regulations differ from the conduct intended by regulatory or governing bodies due to ambiguities or varying interpretations of the law, we could be subject to regulatory sanctions, our reputation may be harmed and our stock price may be adversely affected.

 Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. As a public company, we expect these new rules and regulations to increase our compliance costs in 2007 and beyond and to make certain activities more time consuming and costly. As a public company, we also expect that these new rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance in the future and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers.

 Persons associated with securities offerings, including consultants, may be deemed to be broker dealers.

In the event that any of our securities are offered without engaging a registered broker-dealer we may face claims for rescission and other remedies. If any claims or actions were to be brought against us relating to our lack of compliance with the broker-dealer requirements, we could be subject to penalties, required to pay fines, make damages payments or settlement payments, or repurchase such securities. In addition, any claims or actions could force us to expend significant financial resources to defend ourselves, could divert the attention of our management from our core business and could harm our reputation.

 Future changes in financial accounting standards or practices may cause adverse unexpected financial reporting fluctuations and affect reported results of operations.

A change in accounting standards or practices can have a significant effect on our reported results and may even affect its reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may adversely affect our reported financial results or the way we conduct business.

 Concentrated ownership of our common stock creates a risk of sudden changes in our share price.

The sale by any of our large stockholders of a significant portion of that stockholder’s holdings could have a material adverse effect on the market price of our common stock.

 Significant quarterly fluctuation of our results of operation which may increase the volatility of our stock price.

Our results of operations may vary from quarter to quarter due to a variety of factors including, but not limited to, the timing of the closing of acquisitions, the introduction of new network technologies, such as WiMAX, the failure to deploy such products, delays in obtaining government approvals, changes in our customer base, interruptions in supply by third-party manufacturers and service providers, the introduction of new products or technological innovations by our competitors, loss of key personnel, changes in the pricing or mix of products sold by us, changes in sales and marketing expenditures, competitive pricing pressures, expenditures incurred to pursue or contest pending or threatened legal action and our ability to meet our potential financial covenants. There can be no assurance that we will be successful in avoiding losses in any future period. Such fluctuations may result in volatility in the price of our common stock.

 Our stock price may be volatile in response to market and other factors.

The market price for our stock after the Merger may become volatile and subject to price and volume fluctuations in response to market and other factors, including the following, some of which are beyond our control:

•	the increased concentration of the ownership of our shares by a limited number of affiliated stockholders following the Merger may limit interest in our securities;

•	variations in quarterly operating results from the expectations of securities analysts or investors;

•	revisions in securities analysts’ estimates or reductions in security analysts’ coverage;

•	announcements of technological innovations or new products or services by us or our competitors;

•	reductions in the market share of our products;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	general technological, market or economic trends;

•	investor perception of our industry or prospects;

•	insider selling or buying;

•	investors entering into short sale contracts;

•	regulatory developments affecting our industry; and

•	additions or departures of key personnel.

“Penny Stock” rules may make buying or selling our common stock difficult.

Trading in our common stock is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our common stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

 Exercise of warrants and the conversion of debt may have a dilutive effect on our common stock.

If the price per share of our common stock at the time of exercise or conversion of any warrants, options, convertible debt, or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. As of July 31, 2007, holders of our outstanding warrants would receive 700,896 shares of our common stock at a weighted average exercise price of $1.74 per share. The amount of such dilution that may result from the exercise or conversion of the foregoing, however, cannot currently be determined as it would depend on the difference between our common stock price and the price at which such convertible securities were exercised or converted at the time of such exercise or conversion. Any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the beneficial ownership of our common stock taking into account the consummation of the Merger, the closing of the Private Placement and the consummation of the Split-Off, by (i) each person who, to our knowledge, owns more than 5% of our common stock, (ii) each of our directors and executive officers and (iii) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o KeyOn Communications Inc., 11742 Stonegate Circle, Omaha, Nebraska 68164. Shares of our common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of August 9, 2007, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned (1)
Jonathan Snyder	1,966,812		12.14%
Jerome Snyder	2,210,518	(2)	13.60%
Annette Eggert	—		—
Jon Fagan	—		—
Jason Lazar	427,573		2.64%
A. Robert Handell	667,955		4.12%
Rory Erchul	—		—
David Bailey	—		—
R.C. Mark Baker	60,443	(3)	*
Jeffrey Scott Rice	60,443	(4)	*
Barry Becker	630,364	(5)	3.88%
Michael Saltman	787,632	(6)	4.83%
Directors and Executive Officers as a Group (12 persons)	6,811,679		41.94%

*	Less than 1%

(1)	Based on 16,203,500 shares of our common stock issued and outstanding.

(2)	Includes 56,212 shares of common stock issuable upon the exercise of warrants.

(3)	Includes 60,443 shares of common stock issuable upon the exercise of options.

(4)	Includes 60,443 shares of common stock issuable upon the exercise of options.

(5)
Includes (i) 23,392 shares of common stock and warrants to purchase 3,506 shares of common stock held by Susan D. Becker, Mr. Becker’s spouse, (ii) 11,666 shares of common stock and warrants to purchase 1,753 shares of common stock held by Randall Joseph Becker, Mr. Becker’s son, (iii) 11,666 shares of common stock and warrants to purchase 1,753 shares of common stock held by Daniel Alexander Becker, Mr. Becker’s son, (iv) 11,666 shares of common stock and warrants to purchase 1,753 shares of common stock held by Barry Wedington Becker, Jr., Mr. Becker’s son, (v) 351,536 shares of common stock held by Becker Enterprises LLC, (vi) 8,764 shares of common stock issuable upon the exercise of warrants and (vii) 45,333 shares of common stock issuable upon the exercise of warrants held by Becker Enterprises LLC. Barry Becker is a “control person” of Becker Enterprises LLC and therefore shares owned by Becker Enterprises LLC are set forth in the table as beneficially owned by Mr. Becker. Mr. Becker disclaims beneficial ownership of the shares held by each of Susan D. Becker, Randall Joseph Becker, Daniel Alexander Becker, Barry Wedington Becker, Jr. and Becker Enterprises LLC, except to the extent of his equity interest in Becker Enterprises LLC.

(6)
Includes (i) 691,346 shares of common stock held by the Michael A. and Sonja Saltman Family Trust (the “Saltman Trust”) and (ii) 96,286 shares of common stock issuable upon the exercise of warrants held by the Saltman Trust. Mr. Saltman and his wife are the co-trustees of the Saltman Trust. Mr. Saltman disclaims beneficial ownership of the shares held by the Saltman Trust, except to the extent he has a pecuniary interest therein.

Executive Officers and Directors

The following persons became our executive officers and directors upon effectiveness of the Merger and hold the positions set forth opposite their respective names.

Name	Age	Position
Jonathan Snyder	35	President, Chief Executive Officer and Director
Jerome Snyder	67	Chairman of the Board
Annette Eggert	41	Chief Financial Officer
Jon Fagan	35	Vice President, Engineering
Jason Lazar	34	Vice President, Corporate Development and General Counsel
A. Robert Handell	60	Executive Vice President, Chief Operating Officer and Director
Rory Erchul	35	Vice President, Marketing
David Bailey	49	Vice President, Western Region
R.C. Mark Baker	61	Director
Jeffrey Scott Rice	40	Director
Barry Becker	63	Director
Michael Saltman	64	Director

Our directors hold office for one-year terms until the earlier of their death, resignation or removal or until their successors have been elected and qualified. Our officers are elected annually by the Board of Directors and serve at the discretion of the board.

Biographies

Jonathan Snyder, President, Chief Executive Officer and Director. Mr. Snyder has served as our President, Chief Executive Officer and as a Director since the closing of the Merger. Mr. Snyder has been the President, Chief Executive Officer and a Director of KeyOn since February 2002. From July 2001 through June 2004, Mr. Snyder served as chairman of Transistor 8 LLC, a Santa Monica, California-based IT services firm. From 1996 through 1999, Mr. Snyder was a member of Clarity Partners and Pacific Capital Group, and from 1994 through 1996, Mr. Snyder was an investment banker at Bear, Stearns & Co. In addition, Mr. Snyder is a founding shareholder of and former management executive at Global Crossing. Mr. Snyder is a graduate of the Wharton School of Business at the University of Pennsylvania and earned his MBA from the Anderson School at UCLA.

Annette Eggert, Chief Financial Officer. Ms. Eggert has served as our Chief Financial Officer since the closing of the Merger. Ms. Eggert has served as KeyOn’s Chief Financial Officer since June 2007. From March 2005 through June 2005, Ms. Eggert was the Controller for the Interpublic Group Shared Services organization in Omaha, Nebraska. From December 2002 through March 2005, Ms. Eggert was the Controller of Connectivity Solutions Manufacturing, a wholly owned subsidiary of CommScope and from October 1990 though January 2001, Ms. Eggert held various finance and accounting positions at Connectivity Solutions Manufacturing. Ms. Eggert earned her MBA from the University of Nebraska and holds a Nebraska CPA certificate.

Jon Fagan, Vice President, Engineering. Mr. Fagan has served as our Vice President, Engineering since the closing of the Merger. Mr. Fagan has served as KeyOn’s Vice President, Engineering since January 2007. From April 2002 through December 2006, Mr. Fagan held various development positions in SpeedNet Service’s engineering group. During this time he was integral in the design/deployment of SpeedNet’s RF networks. Prior to SpeedNet Service’s merger with KeyOn, Mr. Fagan served as SpeedNet’s Director of Engineering. Mr. Fagan holds top industry certifications RHCE, SCSA, MCSE, and CCNA.

Jason Lazar, Vice President, Corporate Development and General Counsel. Mr. Lazar has served as our Vice President of Corporate Development and General Counsel since the closing of the Merger. Mr. Lazar has served as KeyOn’s Director of Corporate Development since March 2002 and as KeyOn’s Vice President, Corporate Development and General Counsel since June 2006. From May 2000 through March 2002, Mr. Lazar served as a Director of ITU Ventures, a leading early-stage venture capital firm with more than $75 million under management. Mr. Lazar is a graduate of Lehigh University in Bethlehem, Pennsylvania, where he earned a Bachelor of Arts degree with honors in International Relations. Mr. Lazar went on to earn a juris doctorate from the Benjamin N. Cardozo School of Law at Yeshiva University and is a member of the Bar in both New York and New Jersey.

Jerome Snyder, Chairman of the Board.  Mr. Snyder has served as our Chairman since the closing of the Merger. Mr. Snyder has served as Chairman of KeyOn since 2004. Mr. Snyder has been an attorney since 1964 and is a founder and principal of companies in Nevada and regionally, including the predecessor to the Palace Station Hotel and Casino (now Station Casinos), Sun State Bank, Sun West Bank, Integrated Financial Associates, Medivisit, Border Billboard, Triple Crown of Polo, restaurants, and numerous professional, commercial and residential real estate developments. Jerome Snyder is Jonathan Snyder’s father.

A. Robert Handell, Executive Vice President, Chief Operating Officer and Director. Mr. Handell has served as our Executive Vice President, Chief Operating Office and as a Director since the closing of the Merger. Mr. Handell has served as a Director of KeyOn since December 2004. Since September 2002, Mr. Handell served as President and a Director of CalNevAr Ventures, Inc., an entity formed to provide operational consulting services to KeyOn. From May 2000 through July 2003, Mr. Handell served as Chief Executive Officer and President of BroadLink Communications, a high-speed wireless data network operator headquartered in Santa Rosa, California. From April 1997 through April 2000, Mr. Handell served as President of Edison Source, an Edison International company. From January 1996 through June 1997 Mr. Handell served as President and Chief Executive Officer of AccessLine Technologies, a provider of personal number software and systems to telecommunications carriers. From July 1991 through December 1995, Mr. Handell served as Executive Vice President and Chief Operating Officer of BellSouth MobileComm and from April 1987 through June 1991, Mr. Handell served as Vice President of Sales, Marketing and Customer Service at Bell Atlantic Mobile Systems.

Rory Erchul, Vice President of Marketing. Mr. Erchul has served as our Vice President of Marketing since the closing of the Merger. Mr. Erchul has served as KeyOn’s Vice President of Marketing since July 2007. From December 2006 through June 2007, Mr. Erchul served as Vice President of Marketing and Customer Service for Allegiance Communications, a rural cable company based in Shawnee, Oklahoma. From February 2004 to December 2006, Mr. Erchul served as Regional Manager for KeyOn’s Idaho operations. From April 2001 to February 2004, Mr. Erchul served as Marketing Director for Cable ONE in Pocatello, Idaho. From January 1998 to April 2001, Mr. Erchul served as Marketing Director for Cable ONE in Norfolk, Nebraska and from February 1994 to January 1998 as Marketing Assistant and Telemarketing manager for Cable ONE in Fargo, North Dakota. Mr. Erchul is a graduate of Moorhead State University in Moorhead, Minnesota where he earned a Bachelor of Science Degree in Marketing.

David Bailey, Vice President, Western Region. Mr. Bailey has served as our Vice President, Western Region since the closing of the Merger. Mr. Bailey has served as KeyOn’s Vice President, Western Region since July 2007. From June 2005 to June 2007, Mr. Bailey served as General Manager for KeyOn’s Colorado, Idaho and Iowa operations. From March 2001 to June 2005, Mr. Bailey served as the Director of Ridge Communications LLC, a Denver, Colorado-based telecommunications services firm. From November 1991 to March 2001, Mr. Bailey served as Regional Director for Ericsson, managing operations and developing new business with BellSouth and Qwest. From May 1988 to November 1991, Mr. Bailey served as Product Marketing Engineer for Hewlett Packard in Colorado Springs, Colorado. Mr. Bailey is a graduate of Mesa State College in Grand Junction, Colorado where he earned a Bachelor of Science Degree in Computer Science.

R.C. Mark Baker, Director. Mr. Baker has served as a Director since the closing of the Merger. Mr. Baker has served as a Director of KeyOn since April 2005. Since September 2003, Mr. Baker has served as Chief Executive Officer of Touchstone Systems, Inc., a supplier of high quality, high capacity VoIP termination to Tier 1 and Tier 2 customers around the world. Since 2003, Mr. Baker has also been a Director of Cornerstone-On-Demand Inc., a California based provider of human capital management solutions. Between July 2002 and January 2003, Mr. Baker served as Vice-Chairman of Ionex Telecommunications, Inc., a competitive local exchange carrier (CLEC). He also served as its Chief Executive Officer and President from July 1999 and as Chairman of the Board of Directors from November 1999 until July 2002. From July 2003 to February 2005, Mr. Baker was a Director of Birch Telecom, Inc.

Barry Becker, Director. Mr. Becker has served as a Director since the closing of the Merger. Mr. Baker has served as a Director of KeyOn since April 2005. Mr. Becker, a Las Vegas resident for over 30 years, joined his family’s land development business in 1970. In 1973, Mr. Becker obtained his Nevada Real Estate Broker’s license and opened Becker Realty Corp. Mr. Becker is a partner in Becker Enterprises and is involved in the day-to-day operations of that company, which encompasses land acquisition, sales and product development. Becker Enterprises builds, owns and operates several shopping centers and apartment buildings. Mr. Becker is a life member of the Board of Directors for the National Association of Home Builders, past President of the Southern Nevada Home Builders Association, member of the UNLV Foundation Board, past President of the Boys & Girls Club and has served on numerous real estate boards, community, charity and professional organizations.

Jeffrey Scott Rice, Director. Mr. Rice has served as a Director since the closing of the Merger. Mr. Rice has served as a Director of KeyOn since April 2005. From January 1999 through October 2004, at which time it was sold, Mr. Rice was Chairman and Chief Executive Officer of OneWest, Inc., one of the largest privately held regional Internet Service Providers (ISP) in the Intermountain west. From December 1997 through January 1999, Mr. Rice served as a Principle and Founding Partner of Diabetic Sense, Inc. (a Catalyst Rx Company), a diabetic management company based in Las Vegas, Nevada. From March 1995 though October 1997, Mr. Rice served as a director of sales for APB America, Inc., a national pharmacy benefits management company.

Michael Saltman, Director. Mr. Saltman has served as a Director since the closing of the Merger. Mr. Saltman has served as a Director of KeyOn since April 2005. Mr. Saltman is the founder and managing general partner of Las Vegas-based The Vista Group, a developer of office, retail, industrial and housing projects in Nevada, California, Florida and Utah. Since Mr. Saltman’s founding of the company, The Vista Group has become one of the premier developers and managers in Southern Nevada and throughout the Western United States. Mr. Saltman’s experience spans a number of years in real estate, and has furthered The Vista Group’s reach into areas such as leasing, managing and expanding its own existing commercial portfolio and offering its asset management expertise to outside clients. Mr. Saltman is a member of the Michigan Bar Association, Trustee of the Nevada Development Authority, Trustee of the UNLV Foundation and Trustee of the Las Vegas Springs Preserve Foundation, among other current affiliations, in addition to numerous past positions. Mr. Saltman is also the co-founder of the Boyd School of Law - Saltman Center for Conflict Resolution.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our Chief Executive Officer and our Chief Operating Officer (together, the “Named Executive Officers”). Except as provided below, none of our executive officers received annual compensation in excess of $100,000 during the last two fiscal years.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Jonathan Snyder	2006	—	—	—	—	—
President and CEO	2005	$46,875	—	$397,146	—	$444,021

A. Robert Handell	2006	—	—	—	$125,000(2)	$125,000
Chief Operating Officer	2005	—	—	$528,586	$125,000(2)	$653,586

(1) Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, Share Based Payment. For information regarding our valuation of option awards, see “Critical Accounting Policies — Stock-Based Expense.”

(2) During each of the fiscal years ended December 31, 2005 and 2006, we paid CalNevAr Ventures, Inc., an entity formed to provide operational consulting services to KeyOn and with respect to which A. Robert Handell and his family were the sole stockholders, consulting fees of $125,000.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the outstanding equity awards to our Named Executive Officers as of December 31, 2006:

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Jonathan Snyder	6,043	—	$0.02	April 25, 2010

A. Robert Handell	8,043	—	$0.02	April 25, 2010

Agreements with Executive Officers

While KeyOn has not entered into employment agreements with its the Named Executive Officers, KeyOn’s Board of Directors has authorized KeyOn to commence the negotiation of such agreements with Jonathan Snyder, our Chief Executive Officer, A. Robert Handell, our Chief Operating Officer, and Jason Lazar, our Vice President, Corporate Development and General Counsel.

Director Compensation

The following table summarizes the compensation awarded to our directors in 2006:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)

Jeffrey Scott Rice	—	$72,849	—	$72,849

R.C. Mark Baker	—	$72,849	—	$72,849

(1) Based upon the aggregate grant date fair value calculated in accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 123R, Share Based Payment. For information regarding our valuation of option awards, see “Critical Accounting Policies — Stock-Based Expense.”

During June 2007, we ratified the grant of 2,000 options to each of our directors who are not stockholders of KeyOn. These options were awarded for service commencing in April 2005 and will not vest through April 2009, half of which options have vested. In connection with the Merger, each of these directors exchanged his 2,000 KeyOn options, with an exercise price of $75 per share, for 120,886 options to purchase common stock of Grant, with an exercise price of $1.24 per share.

Board of Directors and Corporate Governance

Upon the closing of the Merger, Richard S. Carrigan, the sole member of the Board of Directors of Grant at such time, resigned and simultaneously therewith a new Board of Directors was appointed. The new Board of Directors consists of seven members designated by KeyOn (Jonathan Snyder, Jerome Snyder, A. Robert Handell, R.C. Mark Baker, Jeffrey Scott Rice, Barry Becker and Michael Saltman).

Code of Ethics

As of the date hereof, we have not adopted a written code of ethics that applies to our principal executive officer, principal financial officer or controller, or persons performing similar functions. We intend to adopt a written code of ethics in the near future.

Board Committees

We intend to appoint such persons to the Board of Directors and committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a securities exchange. We intend that a majority of our directors will be independent directors, of which at least one director will qualify as an “audit committee financial expert,” within the meaning of Item 407(d)(5) of Regulation S-B, as promulgated by the SEC. Additionally, the Board of Directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the near future. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.

Stock Incentive Plans

On April 25, 2006, KeyOn’s Board of Directors and stockholders adopted the 2006 Stock Incentive Plan (the “2006 Plan”). Under the 2006 Plan, KeyOn was authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options and restricted stock. The 2006 Plan was administered by KeyOn’s Board of Directors. Prior to the time of the Merger, there were 20,278 KeyOn stock options outstanding under the 2006 Plan. Immediately following the closing of the Merger, these options were exchanged for options to purchase 1,225,661 shares of our common stock under our 2007 Incentive Stock and Awards Plan (the “2007 Plan”) with a weighted average exercise price of approximately $1.24 per share. Following this exchange, KeyOn terminated the 2006 Plan.

On August 9, 2007, our Board of Directors and stockholders adopted the 2007 Plan. The purpose of the 2007 Plan is to provide an incentive to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons into our development and financial success. Under the 2007 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code, non-qualified stock options, stock appreciation rights, performance shares, restricted stock and long term incentive awards. The 2007 Plan will be administered by our Board of Directors until such time as such authority has been delegated to a committee of the Board of Directors. On the closing date of the Merger, certain of our executive officers and directors were granted options to purchase common stock exercisable at $2.00 per share as follows:

Name	Shares	Vesting Schedule	Expiration
Jonathan Snyder	150,000	100% on the one year anniversary of the grant date	10 years from date of grant

A. Robert Handell	75,000	100% on the one year anniversary of the grant date	10 years from date of grant

Jason Lazar	75,000	100% on the one year anniversary of the grant date	10 years from date of grant

Certain Relationships and Related Transactions

On January 30, 2007, KeyOn issued a $3,000,000 promissory note to Sun West Bank, pursuant to which Sun West Bank advanced $3,000,000 to KeyOn. As of July 31, 2007, there was $3,000,000 of principal outstanding under this note and approximately $140,000 of accrued interest. This note matures on July 30, 2007, with one six month extension. Repayment under this note has been guaranteed by Jonathan Snyder, our Chief Executive Officer and Director, and Barry Becker, our Director. Jerome Snyder, our Chairman, and Steven Shearing have agreed to indemnify Jonathan Snyder and Barry Becker for certain obligations under this guaranty. Jerome Snyder is a minority shareholder and Director of Sun West Bank.

Form 2002 through 2006, A. Robert Handell performed the duties of KeyOn’s Chief Operating Officer pursuant to a consulting agreement with CalNevAr Ventures, Inc. (“CalNevAr”). Mr. Handell and his family are the sole stockholder of CalNevAr. During each of 2005 and 2006, KeyOn paid CalNevAr consulting fees of $125,000 in connection with Mr. Handell’s services to KeyOn as Chief Operating Officer. In addition to consulting fees, in 2005, KeyOn loaned CalNevAr approximately $37,500 for additional services, which loan was forgiven by KeyOn in 2006.

Board Independence

R.C. Mark Baker, Jeffrey Scott Rice, Barry Becker, Michael Saltman and Jerome Snyder qualify as “independent” directors, as that term is defined by applicable listing standards of The NASDAQ Stock Market and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Item 3.02 Unregistered Sales of Equity Securities

Sales by KeyOn

On January 12, 2005, KeyOn completed the sale of 2,000 shares of Series A Convertible Preferred Stock and warrants to purchase 300 shares of common stock to Jeffrey B. Bogatin for an aggregate purchase price of $200,000. On August 3, 2007, these shares of Series A Convertible Preferred Stock converted into 2,000 of shares of common stock. Jeffrey B. Bogatin was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On April 14, 2005, KeyOn completed the sale of 500 shares of Series A Convertible Preferred Stock to the Zick Exemption Trust for an aggregate purchase price of $50,000. On August 3, 2007, these shares of Series A Convertible Preferred Stock converted into 500 of shares of common stock, subject to adjustment. Zick Exemption Trust was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On April 14, 2005, KeyOn completed the sale of 500 shares of Series A Convertible Preferred Stock to the Goff Family Trust for an aggregate purchase price of $50,000. On August 3, 2007, these shares of Series A Convertible Preferred Stock converted into 500 of shares of common stock. The Goff Family Trust was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On May 31, 2005, the holders of $335,000 of senior convertible notes issued in May, 2003, elected to convert their notes into 3,671 shares of common stock. Each of these noteholders was an accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On May 31, 2005, KeyOn completed the sale of 5,000 shares of Series A Convertible Preferred Stock and warrants to purchase 750 shares of common stock to the Philip Joseph Cohen Trust for an aggregate purchase price of $500,000. On August 3, 2007, these shares of Series A Convertible Preferred Stock converted into 5,000 of shares of common stock. The Philip Joseph Cohen Trust was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On August 12, 2005, the Goff Family Trust elected to exchange 3,287 shares of common stock for 3,000 shares of Series A Convertible Preferred Stock. The Goff Family Trust was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On August 12, 2005, the Zick Exemption Trust elected to exchange 1,118 shares of common stock for 1,000 shares of Series A Convertible Preferred Stock. The Zick Exemption Trust was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On February 28, 2006, KeyOn issued a $900,000 of unsecured convertible promissory notes due February 28, 2008 to a group of investors for an aggregate purchase price of $900,000. These persons invested an additional $132,999 in the notes at various times from October 20, 2006 to December 14, 2006, which amounts were added to their respective note balances. On January 31, 2007, these notes plus accrued interest converted into 10,144 shares of Series A Convertible Preferred Stock at a conversion price of $115 per share and warrants to purchase 1,522 shares of KeyOn’s common stock. On August 3, 2007, these shares of Series A Convertible Preferred Stock converted into 1,522 shares of common stock. Each of these investors was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On June 1, 2006, KeyOn issued 10,000 shares of its common stock to Freemont Broadband LLC, a wholly owned subsidiary of Fairpoint Communications, Inc., in exchange for the assets and certain liabilities of a network in Pocatello, Idaho. Freemont Broadband LLC was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On November 6, 2006, KeyOn completed the issuance of 4,862 shares of its common stock to Richard Tavano and 1,055 shares of its common stock to Joseph Kennedy in exchange for their minority interest in assets and certain liabilities of a network in Pahrump, Nevada. Each of Richard Tavano and Joseph Kennedy was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On January 31, 2007, KeyOn completed the sale of 13,984 shares of Series A Convertible Preferred Stock to a group of investors for an aggregate purchase price of $1,608,050. On August 3, 2007, these shares of Series A Convertible Preferred Stock converted into 13,984 of shares of common stock. Each of these investors was an accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC.

Between July 11, 2007 and July 24, 2007, KeyOn issued 16,887 shares of common stock to existing investors of KeyOn in connection with the exercise of warrants to purchase shares of KeyOn common stock. Each of the investors who exercised warrants was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

On March 22, 2007, KeyOn issued 227 shares of its common stock to Fair, Anderson & Langerman, LLC as consideration for services performed. Fair, Anderson & Langerman, LLC was an accredited investor as defined under Regulation D, Rule 501(a) promulgated by the SEC.

The transactions described above were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Sales by Grant

Pre-Merger

On September 12, 2004, we issued a total of 1,000,000 shares of our common stock to Richard S. Carrigan. Such shares were issued pursuant to the Unit Purchase Agreement and Share Exchange between us and Grant Enterprises, LLC and were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

We completed an offering of 400,000 shares of our common stock at a price of $0.10 per share to a total of 41 purchasers in December 2004. The total amount we received from this offering was $40,000. We completed this offering pursuant Rule 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Merger

As of August 9, 2007, we accepted subscriptions for a total of 1,103,500 units in the Private Placement, consisting of an aggregate of 1,103,500 shares of our common stock and five-year warrants to purchase an aggregate of an additional 551,750 shares of our common stock at an initial exercise price of $3.35 per share, at $2.00 per unit, pursuant to the terms of a Subscription Agreement, dated August 9, 2007. We received gross proceeds from such closing of the Private Placement of $2,207,000.

The Private Placement was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. The units and the common stock sold in the Private Placement were not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Net proceeds received from the Private Placement are expected to be used for sales and marketing, an investor relations program, repayment of debt and for working capital and other general corporate purposes.

In connection with the Private Placement, we paid WFG Investments, Inc. a placement agent fee of $56,000 (equal to 7% of the aggregate purchase price of units sold to investors in the Private Placement through WFG Investments, Inc.) and issued WFG Investments, Inc. a three-year warrant to purchase 12,000 shares of our common stock (equal to 3% of the common stock on which the cash fee is payable), at an initial exercise price of $3.35 per share.

See Item 1.01 for a description of our securities issued in connection with the Merger. The issuance of the securities in the Merger was not registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering.

Description of Capital Stock

Authorized Capital Stock

We have authorized 100,000,000 shares of capital stock, par value $0.001 per share, of which 95,000,000 are shares of common stock and 5,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the recent reverse stock split, the issuance of 1,103,500 units in the Private Placement, the Split-Off, the grant of new options under the 2007 Plan, the exchange of options under the 2006 Plan for options under the 2007 Plan, the warrants exchanged in connection with the Merger and the warrants issued in connection with the Private Placement, there are issued and outstanding securities of the Company on a fully diluted basis:

•	16,203,500 shares of common stock;

•	No shares of preferred stock;

•
Options to purchase an aggregate of 1,525,661 shares of common stock, of which options to purchase 20,278 KeyOn shares were originally granted under the 2006 Plan with an exercise price of $75 per share and exchanged for options to purchase 1,225,661 Grant shares under the 2007 Plan with an exercise price of $1.24 per share and newly issued options to purchase 300,000 shares under the 2007 Plan with an exercise price of $2.00 per share; and

•
Warrants to purchase 1,264,657 shares of common stock, of which (i) warrants to purchase 551,750 shares of common stock were issued to investors in the Private Placement at an initial exercise price of $3.35 per share, (ii) warrants to purchase 12,000 shares of common stock were issued to a placement agent in connection with the Private Placement and (iii) warrants to purchase 700,907 shares of common stock exchanged for outstanding KeyOn warrants, with a weighted average exercise price of approximately $1.74 per share.

Description of Common Stock

We are authorized to issue 95,000,000 shares of common stock. The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Except as otherwise provided by law, and subject to any voting rights granted to holders of any preferred stock, amendments to our Amended and Restated Certificate of Incorporation generally must be approved by a majority of the votes entitled to be cast by all outstanding shares of common stock. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock created by the Board of Directors from time to time, the holders of common stock will be entitled to such cash dividends as may be declared, if any, by the Board of Directors from funds available. Subject to any preferential rights of any outstanding series of preferred stock, upon our liquidation, dissolution or winding up, the holders of common stock will be entitled to receive pro rata all assets available for distribution to such holders.

Description of Preferred Stock

We are authorized to issue 5,000,000 shares of “blank check” preferred stock, none of which as of the date hereof is designated or outstanding. The Board of Directors is vested with authority to divide the shares of preferred stock into series and to fix and determine the relative designation, powers, preferences and rights of the shares of any such series and the qualifications, limitations, or restrictions or any unissued series of preferred stock.

Description of Options

We granted options to purchase 300,000 shares of our common stock to certain of our executive officers and directors, effective upon the closing of the Merger. All such options were issued pursuant to the 2007 Plan and are exercisable when vested at a price of $2.00 per share. In addition, following the Merger, holders of options issued under the 2006 Plan to purchase 20,278 shares of KeyOn with an exercise price of $75 per share were exchanged for options under the 2007 Plan to purchase an aggregate of 1,225,661 shares of our common stock with an exercise price of $1.24 per share.

Description of Warrants

We issued five-year warrants to purchase 551,750 shares of our common stock, at an initial exercise price of $3.35 per share, to investors purchasing units in the Private Placement. In addition, we also issued a three year warrant to WFG Investments, Inc. to purchase 12,000 shares of our common stock, at an initial exercise price of $3.35 per share, in connection with its efforts as a placement agent in connection with the Private Placement.

The exercise price and number of shares of our common stock issuable on exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. These warrants also provide the holders with “full ratchet” anti-dilution price protection.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we may, in our discretion, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the warrant holder or otherwise equitably adjust the exercise and exercise price per share.

In addition, in connection with the Merger, we issued warrants to purchase 700,907 shares of our common stock at a weighted average exercise price of $1.74 per share to the holders of warrants to purchase KeyOn capital stock. The KeyOn warrants, which were issued from 2004 through 2007, had terms of between three and five years and were exercisable for cash or by means of a cashless exercise at KeyOn’s discretion. The new warrants issued to such warrant holder have the same terms as the KeyOn warrants they replaced.

Registration Rights

Pursuant to the Subscription Agreement from the Private Placement, we agreed that should we propose to file a resale registration statement under the Securities Act at any time during the 2 year period commencing on August 9, 2007 with respect to an offering of equity securities or securities exercisable or exchangeable for, or convertible into, equity securities, by us solely for the account of our stockholders, other than a registration statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely our existing stockholders, (iii) for an offering of debt that is convertible into equity securities or (iv) for a dividend reinvestment plan, then we would agree to register for resale in such registration statement the common stock issued in the Private Placement and the common stock underlying the warrants issued in the Private Placement, subject to customary issuer, placement agent and underwriter cutbacks.

Lock-up Agreements

We have agreed to use our best efforts in order to obtain signed lock-up agreements from each of KeyOn’s former stockholders, pursuant to which they shall not be able to, subject to certain exemptions, sell or otherwise transfer any shares of common stock received in connection with the Merger during the period commencing on August 9, 2007 and ending on August 9, 2008. As of the date of this Current Report on Form 8-K, such lock-up agreements have been obtained from all officers and directors and the holders of approximately 80% of the shares issued to KeyOn’s stockholders in connection with the Merger.

Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the Company, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the DGCL, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. In addition, we intend to adopt as soon as reasonably practicable, director and officer indemnification agreements with each of our executive officers and directors which will provide, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided that such indemnitee shall not be entitled to indemnification in connection with any claim initiated by the indemnitee against us or our directors or officers unless we join or consent to the initiation of such claim, or the purchase and sale of securities by the indemnitee in violation of Section 16(b) of the Exchange Act.

Any repeal or modification of these provisions approved by our stockholders shall be prospective only, and shall not adversely affect any limitation on the liability of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the DGCL would permit indemnification.

Anti-Takeover Effect of Delaware Law

We are subject to the provisions of Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a ‘‘business combination’’ with an ‘‘interested stockholder’’ for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a ‘‘business combination’’ includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an ‘‘interested stockholder’’ is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of the voting stock.

Future Stock Issuances

Pursuant to the Subscription Agreement from the Private Placement, from the closing date of the Private Placement until the earlier of (i) August 9, 2008, (ii) the filing of a registration statement to register the resale of the common stock issued in the Private Placement and the common stock underlying the warrants issued in the Private Placement or (iii) the closing of a “firm commitment” or “best efforts” registered public offering, should we issue or sell any shares of any class of common stock or any warrants or other convertible security pursuant to which shares of any class of our common stock may be acquired at a price less than $2.00 per share, subject to certain exemptions, we shall promptly issue additional shares to each investor in the Private Placement in an amount sufficient that the subscription price paid in the Private Placement, when divided by the total number of shares issued will result in an actual price paid by each investor per share equal to such lower price.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the NASD under the symbol GRTE.OB. As soon as practicable, and assuming we satisfy all necessary initial listing requirements, we intend to apply to have our common stock listed for trading on the American Stock Exchange or The Nasdaq Stock Market, although we cannot be certain that any of these applications will be approved.

The transfer agent for our common stock is Holladay Stock Transfer, Inc. We will serve as warrant agent for the outstanding warrants.

Item 4.01. Changes in Registrant’s Certifying Accountant

Effective as of August 9, 2007, we dismissed Gately & Associates, LLC as our independent accountants. Gately & Associates, LLC had previously been engaged as the principal accountant to audit our financial statements. The reason for the dismissal of Gately & Associates, LLC is that, following the consummation of the Merger on August 9, 2007 (i) the former stockholders of KeyOn owned a majority of the outstanding shares of our common stock and (ii) our primary business unit became the business previously conducted by KeyOn. The independent registered public accountant of KeyOn was the firm of L.L. Bradford & Company, LLC. We believe that it is in our best interest to have L.L. Bradford & Company, LLC continue to work with our business, and we therefore retained L.L. Bradford & Company, LLC as our new independent registered accounting firm, effective as of August 9, 2007. L.L. Bradford & Company, LLC is located at 3441 South Eastern Avenue, Las Vegas, Nevada 89169.

The report of Gately & Associates, LLC on our December 31, 2006 financial statements did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The decision to change accountants was approved by our Board of Directors on August 9, 2007.

During our two most recent fiscal years and through the date of dismissal on August 9, 2007, there were no disagreements with Gately & Associates, LLC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Gately & Associates, LLC, would have caused it to make reference to the matter in connection with its reports.

We had made the contents of this Current Report available to Gately & Associates, LLC and requested it to furnish a letter addressed to the SEC as to whether Gately & Associates, LLC agrees or disagrees with, or wishes to clarify our expression of, our views, or containing any additional information. A copy of Gately & Associates, LLC’s letter to the SEC is included as Exhibit 16.1 to this Current Report.

As of August 9, 2007, L.L. Bradford & Company, LLC was engaged as our new independent registered public accountants. The appointment of L.L. Bradford & Company, LLC was approved by our Board of Directors. During our two most recent fiscal years and the subsequent interim periods through August 9, 2007 (the date of engagement of L.L. Bradford & Company, LLC), we did not consult L.L. Bradford & Company, LLC regarding either: (i) the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-B.

Item 5.01 Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
          Compensatory Arrangements of Certain Officers

Grant’s officers and directors resigned as of August 9, 2007, effective upon the closing of the Merger. Pursuant to the terms of the Merger Agreement, our new directors and officers are as set forth therein. Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 9, 2007, our Board of Directors approved the amendment and restatement of both our Certificate of Incorporation and Bylaws in order to, among other things, change of our name from “Grant Enterprises, Inc.” to “KeyOn Communications Holdings, Inc.” and decrease our authorized capitalization from 100,000,000 shares of common stock to 95,000,000 shares of common stock and from 10,000,000 shares of “blank check” preferred stock to 5,000,000 shares of “blank check” preferred stock. On August 10, 2007, stockholders representing the requisite number of votes necessary to approve the adoption of our Amended and Restated Certificate of Incorporation took action via written consent, approving the Amended and Restated Certificate of Incorporation. On August 10, 2007, we filed our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. For a summary of the terms of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06 Change in Shell Company Status

As a result of the consummation of the Merger described in Items 1.01 and 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired. In accordance with Item 9.01(a), (i) KeyOn’s audited financial statements for the fiscal years ended December 31, 2006 and 2005 are filed in this Current Report on Form 8-K as Exhibit 99.1, (ii) KeyOn’s unaudited financial statements for the three-month interim periods ended March 31, 2007 and 2006 are filed in this Current Report on Form 8-K as Exhibit 99.2, (iii) and SpeedNet’s audited financial statements for the fiscal years ended December 31, 2006 and 2005 are filed in this Current Report on Form 8-K as Exhibit 99.3.

(b) Pro Forma Financial Information. In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.4.

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of August 9, 2007, by and among Grant Enterprises, Inc., KeyOn Acquisition Corp., and KeyOn Communications Inc.

2.2	Certificate of Merger, dated as of August 9, 2007, of KeyOn Acquisition Corp. with and into KeyOn Communications Inc.

2.3	Articles of Merger, dated as of August 9, 2007, of KeyOn Acquisition Corp. with and into KeyOn Communications Inc.

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

10.1	2007 Stock and Awards Plan

10.2	Form of Stock Option Award Agreement

10.3	Form of Restricted Stock Agreement

10.4	Form of Subscription Agreement

10.5	Form of Warrant

10.6	Form of Lock-up Agreement

10.7	Selling Agreement, dated August 6, 2007, between KeyOn Communications Inc. and WFG Investments, Inc.

10.8	Stock Purchase Agreement, date as of August 9, 2007, by and among Grant Enterprises, Inc. and each of Richard S. Carrigan, Aileen D. Carrigan and Patrick E. Carrigan

10.9	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of August 9, 2007, by and between Grant Enterprises, Inc. and Grant Enterprises, LLC

10.10	Master Electronic Equipment Lease, dated August 18, 2005, by and between Data Sales Company, and KeyOn Communications Inc.

10.11	Master Lease Agreement, dated November 9, 2005, by and between Agility Lease Fund I, LLC and KeyOn Communications Inc.

10.12	$3,000,000 Promissory Note, dated January 30, 2007, by and between Sun West Bank and KeyOn Communications Inc.

Exhibit No.	Description

10.13	Form of Directors and Officers Indemnity Agreement

16.1	Letter from Gately & Associates, LLC, dated August 10, 2007

21.1	List of Subsidiaries

99.1	KeyOn Communications Inc. financial statements for the fiscal years ended December 31, 2006 and 2005

99.2	KeyOn Communications Inc. financial statements for the three months ended March 31, 2007 and 2006 (unaudited) and the period from inception to March 31, 2007

99.3	SpeedNet Services, Inc. financial statements for the fiscal years ended December 31, 2006 and 2005

99.4	Pro forma unaudited consolidated financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and the year ended December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 10, 2007

KEYON COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Jonathan Snyder
Jonathan Snyder
Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of August 9, 2007, by and among Grant Enterprises, Inc., KeyOn Acquisition Corp., and KeyOn Communications Inc.

2.2	Certificate of Merger, dated as of August 9, 2007, of KeyOn Acquisition Corp. with and into KeyOn Communications Inc.

2.3	Articles of Merger, dated as of August 9, 2007, of KeyOn Acquisition Corp. with and into KeyOn Communications Inc.

3.1	Amended and Restated Certificate of Incorporation

3.2	Amended and Restated Bylaws

10.1	2007 Stock and Awards Plan

10.2	Form of Stock Option Award Agreement

10.3	Form of Restricted Stock Agreement

10.4	Form of Subscription Agreement

10.5	Form of Warrant

10.6	Form of Lock-up Agreement

10.7	Selling Agreement, dated August 6, 2007, between KeyOn Communications Inc. and WFG Investments, Inc.

10.8	Stock Purchase Agreement, date as of August 9, 2007, by and among Grant Enterprises, Inc. and each of Richard S. Carrigan, Aileen D. Carrigan and Patrick E. Carrigan

10.9	Agreement of Conveyance, Transfer and Assignment of Assets and Assumption of Obligations, dated as of August 9, 2007, by and between Grant Enterprises, Inc. and Grant Enterprises, LLC

10.10	Master Electronic Equipment Lease, dated August 18, 2005, by and between Data Sales Company, and KeyOn Communications Inc.

10.11	Master Lease Agreement, dated November 9, 2005, by and between Agility Lease Fund I, LLC and KeyOn Communications Inc.

10.12	$3,000,000 Promissory Note, dated January 30, 2007, by and between Sun West Bank and KeyOn Communications Inc.

Exhibit No.	Description

10.13	Form of Directors and Officers Indemnity Agreement

16.1	Letter from Gately & Associates, LLC, dated August 10, 2007

21.1	List of Subsidiaries

99.1	KeyOn Communications Inc. financial statements for the fiscal years ended December 31, 2006 and 2005

99.2	KeyOn Communications Inc. financial statements for the three months ended March 31, 2007 and 2006 (unaudited) and the period from inception to March 31, 2007

99.3	SpeedNet Services, Inc. financial statements for the fiscal years ended December 31, 2006 and 2005

99.4	Pro forma unaudited consolidated financial statements as of March 31, 2007 and for the three months ended March 31, 2007 and the year ended December 31, 2006